UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
United Bankshares, Inc.
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NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2026 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. (“United”) will be held at the Congressional Country Club, 8500 River Road, Bethesda, Maryland on Wednesday, May 13, 2026, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1. To elect fourteen (14) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying proxy statement for this Annual Meeting.

2. To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2026.

3. To approve, on an advisory basis, the compensation of United’s named executive officers.

The close of business on March 5, 2026, has been fixed by the Board of Directors as the record date for determining the shareholders entitled to notice of and to vote at this Annual Meeting. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Your vote is extremely important to us. You may vote by telephone or over the internet as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also vote by mailing the enclosed proxy card. Please see the proxy card or page 1 of the attached proxy statement for instructions on these methods of voting.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR OVER THE INTERNET AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME IN WRITING, BY VALIDLY SUBMITTING ANOTHER PROXY OR BY VOTING IN PERSON AT THE MEETING.

TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

By Order of the Board of Directors

Richard M. Adams

Executive Chairman

April 1, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2026

Our proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our 2025 Annual Report, are available free of charge on the following website: www.ubsi-inc.com.

UNITED BANKSHARES, INC.

2026 PROXY STATEMENT

United Bankshares, Inc. 501 Avery Street Parkersburg, West Virginia 26101

PROXY STATEMENT

General Information

These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. (“United,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2026 Annual Meeting of Shareholders (“Annual Meeting”) and at any adjournment or postponement thereof.

You are invited to attend our Annual Meeting on May 13, 2026, beginning at 4:00 p.m., local time. The Annual Meeting will be held at the Congressional Country Club, 8500 River Road, Bethesda, Maryland.

This proxy statement, form of proxy and voting instructions are being mailed or made available on or about April 1, 2026.

VOTING INFORMATION

Shareholders Entitled to Vote

Holders of record of United common shares at the close of business on March 5, 2026, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 139,670,543 common shares outstanding. In the election of directors, each common share is entitled to one (1) vote for each number of directors to be elected. Each common share is entitled to one vote on each other matter properly brought before the Annual Meeting.

How You Can Vote

Shareholders of record may vote by proxy, by mail, in person at the Annual Meeting, by telephone or by internet.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Vote By Telephone or Internet

If you have telephone or internet access, you may submit your proxy by following the instructions on the proxy card.

Vote at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. On the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Required Vote and Cumulative Voting

The presence, in person at the Annual Meeting or by proxy, of the holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Only “FOR” votes will affect the outcome of the election of directors. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be counted as a vote cast with respect to the director or directors indicated and will not affect the outcome of the vote, although it will be counted for the purposes of determining whether there is a quorum. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.

In the election of directors, shareholders cast one (1) vote for each number of directors to be elected for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one (1) candidate or to distribute them among as many candidates and in such a manner as the shareholder desires.

At our 2026 Annual Meeting, the number of directors to be elected will be fourteen (14), and each shareholder will have the right to cast fourteen (14) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the nominees to be elected. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which does not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United in order to elect to the Board of Directors the maximum number of nominees named in this proxy statement.

With respect to (i) the ratification of the selection of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year that began January 1, 2026, and (ii) the nonbinding resolution to approve the compensation of United’s named executive officers, if a quorum exists, the affirmative vote of a majority of the votes cast is required for approval of such matters. In voting for these matters, shares may be voted “for” or “against” or “abstain.” In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote.

On March 5, 2026, there were 139,670,543 shares of common stock outstanding that were held by approximately 9,053 shareholders of record and 59,111 shareholders in street name. The presence in person at the meeting or by proxy of a majority of the outstanding shares of United will constitute a quorum at the Annual Meeting.

Cost of Proxy Solicitation

We will bear the entire cost of soliciting proxies from our shareholders. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, or facsimile transmission. United has retained Georgeson LLC of New York, New York (“Georgeson”) pursuant to a retention letter dated January 9, 2026 to assist in soliciting proxies from institutional investors, nominee accounts and beneficial holders. United is not retaining Georgeson to solicit proxies from registered holders or from non-objecting beneficial owners. Georgeson’s fee for the above services is $10,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, nominee holders and institutional investors, United has retained Georgeson to contact all broker and other nominee accounts identified on United’s shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to beneficial owners. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses. Georgeson will then assist in the delivery of proxy materials to these accounts for distribution. Georgeson will also assist in the distribution of proxy materials to institutional investors.

Notice and Access

We are continuing to use the Securities and Exchange Commission’s (“SEC”) Notice and Access rule, allowing us to furnish our proxy materials to certain shareholders over the internet. This means many of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. This offers a convenient way for shareholders to review the materials. The notice is not a proxy card and cannot be used to vote. If you receive the notice but would like to receive paper copies of the proxy materials, please follow the instructions in the notice or on the website referred to in the notice.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we received contrary instructions from any shareholders at that address. Shareholders of record who have the same address and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. This is known as “householding.” The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. If, in the future, you do not wish to participate in householding and prefer to receive your notice or proxy statement in a separate envelope, or if your household currently receives more than one notice or proxy statement and in the future you would prefer to participate in householding, please contact us at: United Bankshares, Inc., Shareholder Relations Department, 501 Avery Street, Parkersburg, WV 26101 or by telephoning us at (304) 424-8633.

List of Shareholders

If a shareholder requests a list of shareholders entitled to vote at the 2026 Annual Meeting for purposes of soliciting the shareholders or sending a written communication to the shareholders, then the Company will either: (i) provide the list to the requesting shareholder upon receipt of an affidavit of the requesting shareholder that he or she will not use the list for any purpose other than to solicit shareholders with respect to the 2026 Annual Meeting; or (ii) mail the requesting shareholder’s materials to the shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors currently consists of one class of fifteen (15) directors. Fourteen (14) directors are standing for election at the 2026 Annual Meeting, as J. Paul McNamara is not standing for re-election. Fourteen (14) directors will be elected at our 2026 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in 2027. The Company’s Restated Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2026 Annual Meeting, the Board of Directors established the composition and number of directors to be elected at fourteen (14).

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the fourteen (14) nominees, unless you otherwise indicate on the proxy card, including that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his or her successor has been elected or until his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as directors with terms expiring at the 2027 Annual Meeting: Richard M. Adams, Richard M. Adams, Jr., Charles L. Capito, Jr., Peter A. Converse, Dr. Sara DuMond, Michael P. Fitzgerald, Dr. Patrice A. Harris, Diana Lewis Jackson, Mark R. Nesselroad, Lacy I. Rice, III, Albert H. Small, Jr., Mary K. Weddle, Gary G. White and P. Clinton Winter. All of the nominees are directors standing for re-election.

We expect each nominee for election as a director to be able to serve if elected. To the extent permitted under applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupation, current public company directorships and public company directorships held at any time during the past five (5) years, and the specific experience, qualifications, attributes and skills considered by the Board in concluding that the nominees are qualified to serve as directors of the Company are set forth on the following pages. Of our fourteen (14) director nominees, four (4) are female, two (2) of whom are African-American. Age is of the record date of March 5, 2026.

2026 Director Nominee Overview

Name	Age	Director Since	Principal Experience/ Occupation	Committee Assignments	Independent

Richard M. Adams	79	1984	Executive Chairman, United Bankshares, Inc.	Executive (Chair)	No

Richard M. Adams, Jr.	57	2022	CEO, United Bankshares, Inc.	Executive	No

Charles L. Capito, Jr.	71	2021	Former Managing Director, Wells Fargo Advisors	Risk	Yes

Peter A. Converse	75	2014	Former President & CEO, Virginia Commerce Bancorp, Inc.	Executive	Yes

Sara DuMond, MD, FAAP	53	2024	Pediatrician & the Founder/ CEO of Pediatric Housecalls, PLLC	Risk	Yes

Michael P. Fitzgerald	69	2016	Former Co-Founder, Chairman, CEO & President, Bank of Georgetown	N/A	No

Patrice A. Harris, MD, MA, FAPA	66	2020	Psychiatrist & CEO/Principal of Health Strategies Enterprises, LLC	Compensation & Human Capital Executive Governance & Nominating	Yes

Diana Lewis Jackson	63	2022	President & Founder of Action Facilities Management	Risk	Yes

Mark R. Nesselroad	70	2011	CEO of Glenmark Holding LLC	Risk (Chair) Governance & Nominating Executive Audit Compensation & Human Capital	Yes

Lacy I. Rice, III	64	2022	Co-Founder & Managing Partner, Federal Capital Partners	Audit	Yes

Albert H. Small, Jr.	69	2018	Founder & President of Renaissance Centro Inc., LLC	Risk	Yes

Mary K. Weddle	75	2004	CPA & Former EVP of The Long & Foster Companies	Risk Audit	Yes

Gary G. White	76	2008	Business Consultant	Audit (Chair) Executive Compensation & Human Capital Governance & Nominating	Yes

P. Clinton Winter	78	1996	President of Bray & Oakley Insurance Agency, Inc.	Compensation & Human Capital (Chair) Executive Audit Governance & Nominating	Yes

The Board of Directors recommends a vote “FOR” the election of each of these nominees for Director.

DIRECTORS WHOSE TERMS EXPIRE IN 2026 AND NOMINEES FOR DIRECTORS

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills

RICHARD M. ADAMS, 79, is the Executive Chairman of United and the Chairman of the Board of United Bank. Mr. Adams previously served as the Chairman of the Board and Chief Executive Officer of United from 1984 until 2022. Mr. Adams also served as the Chairman of the Board and Chief Executive Officer of United Bank, Inc., a former subsidiary of United, Chief Executive Officer of The Parkersburg National Bank (“PNB”), the predecessor to United, from 1975 to 1984, and as the Chairman of the Board of PNB from 1976 to 1984. Mr. Adams has been a director of the Company since 1984.

Mr. Adams has worked in the banking industry for more than 55 years and successfully served as the Company’s Chairman of the Board and Chief Executive Officer for 46 years before becoming Executive Chairman. During this time, Mr. Adams has guided the Company through 34 acquisitions, growing the Company from a single-office $100 million bank to over 240 offices in eight states and Washington, D.C. with $33.7 billion in assets. Mr. Adams has the experience and expertise necessary to understand the opportunities and challenges facing the Company as Executive Chairman. Mr. Adams is very familiar with the Company’s business, industry, regulatory requirements, and markets. Mr. Adams is a member of the Bank Policy Institute, and the World President’s Organization, and is a board member of the West Virginia Chamber of Commerce. Mr. Adams is a past Chairman of the Board of Directors of the West Virginia Business Roundtable, the West Virginia Chamber of Commerce, the West Virginia Bankers Association, West Virginia Kids Count, and Eastern States Bankcard Association in New York. He has been a member of the International Financial Conference and has served on the American Bankers Association Governing Council. Mr. Adams has also served on the Board of the Federal Reserve Bank, the Office of the Comptroller of the Currency Regional Advisory Council, the Young President’s Organization of America, the West Virginia United Health System and the Rotary Club. Mr. Adams also serves as Chairman of the Executive Committee.

RICHARD M. ADAMS, JR., 57, is the Chief Executive Officer of United and the Vice-Chairman of United Bank. Mr. Adams, Jr. previously served as President of United from 2014 until 2022 and as an Executive Vice-President of United from 2000 to 2014. Mr. Adams, Jr. also served as President of United Bank, Inc. Mr. Adams, Jr. has been a director of the Company since 2022.

Mr. Adams, Jr. successfully served as the Company’s President for over seven years before becoming the Chief Executive Officer. Mr. Adams, Jr. has served in a managerial capacity at the Company for almost 25 years. In his role as President of United, Mr. Adams, Jr. was responsible for overseeing the operation of day-to-day banking activities including all sales and service lines of business, including commercial and consumer lending, retail banking and wealth management. Mr. Adams, Jr. has the banking experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy. Prior to joining United, Mr. Adams, Jr. worked as an associate at Bowles Rice, LLP and practiced law in the areas of Commercial Law, Real Estate, Employment Law and Litigation. Mr. Adams, Jr. received his law degree from the Washington and Lee School of Law and is a member of the West Virginia State Bar Association and the American Bar Association. Mr. Adams, Jr. is active in several community and industry-based organizations, including the Federal City Council, the American Bankers Council, the Bank Policy Institute, and the Mid-Size Bank Coalition of America. Mr. Adams, Jr. formerly served on the Board of Directors for the Virginia Bankers Association and is also a past Chairman of the West Virginia Bankers Association and the West Virginia Bankers Trust Division. Mr. Adams, Jr. is a former director of Energy Services of America, Inc. (NASDAQ:ESOA). Mr. Adams, Jr. is a member of the Executive Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2026 AND NOMINEES FOR DIRECTORS

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills

CHARLES L. CAPITO, JR., 71, is the former Managing Director of the Wells Fargo Advisors Complex in West Virginia. Mr. Capito is a director of United Bank. Mr. Capito has been a director of the Company since 2021.

Mr. Capito is highly credentialed as a finance executive and financial advisor and has overseen the management of billions of dollars in assets throughout his career. While at Wells Fargo, Mr. Capito was responsible for managing seven offices. In this capacity, Mr. Capito was responsible for the prudent management of the firm’s resources, building local partnerships and recruiting talent while creating an inclusive environment of teamwork and innovation. Prior to his position with Wells Fargo, Mr. Capito was an Executive Vice President and Director of Business Development for United Bank where he provided leadership for the implementation of sales initiatives and other private wealth management strategies. While at United Bank, Mr. Capito served as a member of the United Brokerage Services, Inc. board. Mr. Capito is a member on the West Virginia University Board of Governors, a trustee for the Charleston Area Medical Center, Inc. and a director of Vandalia Health. Mr. Capito serves as the Audit Committee Chairman for Vandalia Health and is a member of the Executive Committee for both the Charleston Area Medical Center, Inc. and Vandalia Health. Mr. Capito is also a member of the Executive Committee and President of the International Neighbors Club 1 (of Washington, D.C.) and a member of the Executive Council for the Congressional Families Cancer Prevention Program. Mr. Capito previously served as the President of the Board for the Congressional Club Museum and Foundation in Washington, D.C. Mr. Capito is a member of the Risk Committee.

PETER A. CONVERSE, 75, is the former President and Chief Executive Officer of Virginia Commerce Bancorp, Inc. and Virginia Commerce Bank. Mr. Converse is a director of United Bank. Mr. Converse has been a director of the Company since 2014.

Mr. Converse has extensive community banking experience of over 40 years in the Washington, D.C. area. He served as President, Chief Executive Officer and a director of Virginia Commerce Bancorp, Inc. for 20 years until January 2014 when Virginia Commerce Bancorp, Inc. was acquired by United. Prior to that, Mr. Converse was the Senior Vice President/Chief Lending Officer for Federal Capital Bank from March 1992 to December 1993; Senior Vice President of Bank of Maryland from October 1990 to March 1992; and Executive Vice President/Chief Lending Officer for Century National Bank from May 1986 to July 1990 and Senior Vice President/Chief Lending Officer for Central National Bank from July 1979 to April 1986. Mr. Converse is a member of the Executive Committee.

SARA DuMOND, MD, FAAP, 53, is a practicing pediatrician and the founder and Chief Executive Officer of Pediatric Housecalls, PLLC. Dr. DuMond is a director of United Bank. Dr. DuMond has been a director of the Company since 2024.

Dr. DuMond practiced general pediatrics at a private group practice in the Lake Norman, N.C. area before establishing Pediatric Housecalls, PLLC in 2011. Dr. DuMond is a highly accomplished and respected leader of her industry who does incredible work to better her community. Dr. DuMond graduated from West Virginia University with a bachelor’s degree in physical therapy and went on to earn her medical degree from the West Virginia University School of Medicine with Alpha Omega Alpha distinction, the highest honor society for physicians in the U.S. Dr. DuMond completed her residency in pediatrics at Carolinas Medical Center. Dr. DuMond is a fellow of the American Academy of Pediatrics and a member of the North Carolina Medical Society and Mecklenburg Medical Society. In addition to managing her clinical practice, Dr. DuMond has served on numerous advisory boards as an advocate for evidence-based child health information, including Dr. Brown’s Expert Medical Panel, American Baby Magazine, WebMD, and KidsHealth.org. She has also served as a volunteer relief physician in Guatemala with Medical Missions Ministries and is active in Mecklenburg Community Church. Dr. DuMond is a member of the Risk Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2026 AND NOMINEES FOR DIRECTORS

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills

MICHAEL P. FITZGERALD, 69, is the former Co-Founder, Chairman, Chief Executive Officer and President of Bank of Georgetown. Mr. Fitzgerald is Vice Chairman and a director of United Bank. Mr. Fitzgerald is the former President of United Bank. Mr. Fitzgerald has been a director of the Company since 2016.

Mr. Fitzgerald has over 40 years of experience helping businesses achieve their financial goals through his work in the Washington, D.C. area commercial banking industry. His career prior to Bank of Georgetown included a variety of senior executive roles at some of the region’s most prestigious banking institutions. He served as Senior Vice President of Sequoia Bank (and subsequently United Bank post-merger) with responsibilities for all commercial banking operations in Maryland as well as oversight of government contractor banking efforts throughout the region. Mr. Fitzgerald began his banking career with Riggs Bank, where for 15 years he served in several capacities including Corporate Banking, Special Assistant to the Chairman, and President and Chief Executive Officer of The Riggs National Bank of Maryland. He is a former director of the Federal Home Loan Bank of Atlanta.

PATRICE A. HARRIS, MD, MA, FAPA, 66, is a practicing psychiatrist trained in child/adolescent and forensic psychiatry. Dr. Harris is the Chief Executive Officer and Principal of Health Strategies Enterprises, LLC, a private practice and consulting business, Medical Director of Odyssey Family Counseling and Co-Founder of eMed. Dr Harris is also a former Chief Executive Officer of e-Med and former president of the American Medical Association (“AMA”). Dr. Harris is a director of United Bank. Dr. Harris has been a director of the Company since 2020.

Paving her way to success in the medical field, Dr. Harris is a passionate leader, an internationally recognized expert and an advocate for improving the lives of children and serving others on both local and national levels. In June 2019, Dr. Harris became the first African-American woman to be president of the AMA, the largest association of physicians and medical students in the U.S. She served on the AMA Board of Trustees from 2011 to 2021and chaired of the AMA Opioid Task Force from its inception until 2021. Apart from the AMA, she has also held leadership positions with the American Psychiatric Association (“APA”), the Medical Association of Georgia, The Big Cities Health Coalition, and the Georgia Psychiatric Physicians Association. She was also the founding president of the Georgia Psychiatry Political Action Committee. Dr. Harris earned a bachelor’s degree in psychology, master’s degree in counseling psychology and medical degree from West Virginia University. She completed residencies and a fellowship at Emory University, and now serves as an adjunct assistant professor in the Emory Department of Psychiatry and Behavioral Sciences and adjunct clinical assistant professor in psychiatry and behavioral sciences at Morehouse School of Medicine. A Fellow of the APA, she continues in private practice and consults with both public and private organizations on health service delivery and emerging trends in practice and health policy. Dr. Harris is also a director of Acadia Healthcare Company, Inc. (NASDAQ:ACHC). Dr. Harris brings her leadership skills to her role as a director of the Company and as a member of the Compensation and Human Capital, Executive, and Governance and Nominating Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2026 AND NOMINEES FOR DIRECTORS

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills

DIANA LEWIS JACKSON, 63, is the President and Founder of Action Facilities Management (“AFM”). Ms. Lewis Jackson is a director of United Bank. Ms. Lewis Jackson has been a director of the Company since 2022.

AFM is a government and commercial contract firm specializing in building integrated facilities maintenance, janitorial/sanitation, administrative and security services with just under 400 employees in ten (10) states and Washington, D.C. AFM has championed diversity through its employment practices and retention programs, and is proud to be among the minority and women-owned small businesses that represent West Virginia. For the past several decades, Ms. Lewis Jackson has provided her time, leadership and generosity into a myriad of organizations that prioritize education, health, support for the disadvantaged, and local entrepreneurship. She currently serves on the Discover the Real West Virginia Foundation, West Virginia Higher Education Policy Commission, West Virginia Regional Technology Park Board of Directors, WVU Medicine Cancer Institute Council, the United Bank Advisory Board, and numerous other committees and boards. Ms. Lewis Jackson was previously appointed to the WVU Board of Governors and the WVU Hospital Board of Directors. Among her many awards, she was elected to the West Virginia Business Hall of Fame in 2021, selected as Small Business Prime Contractor of the Year in 2020, SBA’s 8(a)-Graduate of the Year in 2016 and the West Virginia Small Business Person of the Year in 2013. Ms. Lewis Jackson brings her knowledge of government contracting, her leadership skills and her experience on boards of directors to her role as a director of the Company and as a member of the Risk Committee.

J. PAUL MCNAMARA, 77, is the Chairman of Potomac Capital Advisors and the former President and Chief Operating Officer of Sequoia Bancshares, Inc. Mr. McNamara is a current director and a former Vice Chairman of United Bank. Mr. McNamara has been a director of the Company since 2003.

Currently, Mr. McNamara is the Chairman of Potomac Capital Advisors, a privately held real estate investment company. Mr. McNamara has spent over 50 years in the banking industry. Mr. McNamara was the President and Chief Operating Officer of Sequoia Bancshares for 15 years. Prior to Sequoia, Mr. McNamara worked for Manufacturers Hanover Trust Company for three years and the National Bank of Washington for 12 years where he held several senior management positions. Mr. McNamara has gained valuable insight through his banking experience in senior management positions into retail banking, commercial banking, and bank operations and systems. Mr. McNamara brings this extensive knowledge of the banking industry to his role as a director of the Company, Chairman of the Governance and Nominating Committee, and as a member of the Executive, Compensation and Human Capital and Risk Committees.

MARK R. NESSELROAD, 70, is the Chief Executive Officer of Glenmark Holding Limited Liability Company, a real estate development company. Mr. Nesselroad is a director of United Bank. Mr. Nesselroad has been a director of the Company since 2011.

Prior to serving on United’s Board, Mr. Nesselroad served on Centra Financial Holdings, Inc.’s Board of Directors from 2003 to July 2011. He was a member of Centra’s audit committee, executive committee, compensation committee and finance committee. Mr. Nesselroad is a real estate developer in one of United’s key markets. Mr. Nesselroad currently serves on the Board of Directors of the Mylan Park Foundation, Inc. and he formerly served on the Board of Directors of the West Virginia Housing Development Fund, the West Virginia United Health System, the Morgantown Community Resource Inc. and the EdVenture Group. Mr. Nesselroad brings his knowledge of commercial real estate in a key geographic market of United as well as his extensive experience on boards of directors and committees to his role as a director of the Company and as the Chairman of the Risk Committee and a member of the Governance and Nominating, Executive, Audit and Compensation and Human Capital Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2026 AND NOMINEES FOR DIRECTORS

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills

LACY I. RICE, III, 64, is the co-founder and managing partner of Federal Capital Partners (“FCP”). Mr. Rice is a director of United Bank. Mr. Rice has been a director of the Company since 2022.

FCP is a privately held real estate investment company that acquires, operates, and develops residential and commercial assets nationally. In addition, FCP deploys capital in residential and commercial product sectors through joint venture equity, mezzanine debt, and preferred equity investments. Mr. Rice has over 35 years of experience in real estate investment and corporate finance. Prior to founding FCP, Mr. Rice was a Principal at The Carlyle Group and served on the company’s real estate funds Investment Committee. Prior to Carlyle, Mr. Rice worked at companies including Alex. Brown, Haas & Haynie Corporation, and Chemical Bank. Mr. Rice is a Board Member of the National Multifamily Housing Council, member of the NMHC Affordable Housing Council, and member of the Urban Land Institute. He also serves on the Board of The Boys & Girls Clubs of Greater Washington. He is a former member of the Board of Shepherd University, the BB&T Advisory Board, and the Mercersburg Academy Alumni Council. Mr. Rice was Board Chairperson of American Community Properties Trust (NYSE: APO), which FCP purchased and took private. Mr. Rice brings his knowledge of commercial real estate in key geographic markets of United and his experience on boards of directors to his role as a director of the Company and as a member of the Audit Committee.

ALBERT H. SMALL, JR., 69, is the founder and president of Renaissance Centro Inc., LLC and the founder of the former Renaissance Housing Corporation. Mr. Small is a director of United Bank. Mr. Small has been a director of the Company since 2018.

Renaissance Centro Inc., LLC is a nationally recognized real estate development firm located in the Washington, D.C. area, specializing in residential, commercial and hotel development. Renaissance Housing Corporation is one of Washington, D.C.’s most highly recognized luxury home builders and high-rise tower developers. During Mr. Small’s more than 20 years at Renaissance Housing Corporation, the firm developed over a thousand homes, apartments and lots. Mr. Small is a well-known businessman and community member in the Washington, D.C. area and brings significant knowledge of commercial real estate development and management in a key geographic market of United. Mr. Small is the Vice Chair of the Board for Tulane University and a former director of Griffin Industrial Realty, Inc. and Indus Realty Trust. Mr. Small is active in World Presidents’ Organization, Chief Executive Organization, Urban Land Institute, civic boards and philanthropic organizations. Mr. Small is a member of the Risk Committee.

MARY K. WEDDLE, 75, is a Certified Public Accountant (“CPA”) and a former Executive Vice President of The Long & Foster Companies. Ms. Weddle is a director of United Bank. Ms. Weddle has been a director of the Company since 2004.

Ms. Weddle has spent her career in real estate and related financial services. For over 20 years, she was in management and leadership roles in the real estate industry. Her former employer, The Long & Foster Companies, was, at the time, the nation’s largest, privately held real estate company. In her most recent position as Executive Vice President and head of Operations, which she held for almost 15 years, she skillfully brought together a team responsible for a wide variety of diverse activities, such as legal, marketing, information technology, human resources, and accounting. Her expertise as head of Operations covered strategic planning and the design and implementation of efficient systems and processes for distribution to thousands of internal and external users. She also understands customer service and consumer behavior. She brings this broad and relevant experience to her role as a director of the Company and as a member of the Risk Committee and Audit Committee, where she has served as a financial expert for many years. Her designation and ongoing qualifications as a CPA give her the ability to analyze and understand the financial aspects of business.

DIRECTORS WHOSE TERMS EXPIRE IN 2026 AND NOMINEES FOR DIRECTORS

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills

GARY G. WHITE, 76, is the Principal of JRW, LLC, a consulting firm, and the President and Chief Executive Officer of Gilbert Development, Inc. He is the former Interim President of Marshall University, the former President and Chief Operating Officer of International Resource Partners LP and the former President and Chief Executive Officer of International Industries, Inc. Mr. White is also the former President and Chief Executive Officer of the West Virginia Coal Association. Mr. White is a director of United Bank. Mr. White has been a director of the Company since 2008.

Mr. White has served in several senior management positions in the coal industry for over 40 years. Mr. White also has more than 20 years of executive level experience with non-profit entities, which provides him with a broad perspective on business operations. Mr. White has good knowledge of the basic industries in the Company’s primary market areas. Mr. White has been a past director of another publicly traded banking company. Mr. White brings this expertise in corporate management to his role as a director of the Company and as Chairman of the Audit Committee and as a member of the Executive, Compensation and Human Capital and Governance and Nominating Committees.

P. CLINTON WINTER, 78, is the President of Bray & Oakley Insurance Agency, Inc. Mr. Winter is a director of United Bank. Mr. Winter has been a director of the Company since 1996.

Mr. Winter has spent over 35 years working in the insurance and financial services industries. Mr. Winter’s experience as President of Bray & Oakley Insurance Agency, as well as a past chairperson of an audit committee of an acquired banking company, has provided him with significant financial experience. Mr. Winter also served on the executive committee and was the chairperson of the compensation committee for this acquired banking company. Through his long experience with the insurance and financial services industries, Mr. Winter possesses expertise in financial and risk management matters, as well as business development and marketing. Mr. Winter brings this knowledge of financial and risk management to his role as a director of the Company, the Chairman of the Compensation and Human Capital Committee and as a member of the Executive, Audit and Governance and Nominating Committees. Mr. Winter also serves as the Lead Director of the independent directors of the Board.

Information as to Directors Who Will Not Stand for Re-election

J. Paul McNamara will not be standing for re-election to the Board of Directors when his current term expires at this Annual Meeting. United has benefited from and is grateful for the wisdom and guidance provided by Mr. McNamara during his 22 years of service to the Company.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

The Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers, other than anyone who served as a chief executive officer or chief financial officer during the year, constitute the named executive officers of the Company. The following table sets forth certain information regarding the beneficial ownership of United’s common stock by the Company’s named executive officers, directors and director nominees as of March 3, 2026. For purposes of this determination, the number of shares of United’s common stock beneficially owned by any person or persons is calculated as a percentage of the total number of shares of United’s common stock issued and outstanding as of March 3, 2026 plus the number of shares of United’s common stock that may be acquired by such person within sixty (60) days of that date through (i) the exercise of stock options then exercisable and (ii) the accelerated vesting of time-based restricted stock units and restricted stock upon normal retirement (to the extent applicable) pursuant to the applicable equity award documentation.

		Shares of Common Stock of the Company Beneficially Owned (1)(2)(3)
Title of Class	Name	Number of Shares	Percent of Class
Common Stock	Richard M. Adams	1,202,299	*
Common Stock	Richard M. Adams, Jr.	224,224	*
Common Stock	James J. Consagra, Jr.	225,671	*
Common Stock	W. Mark Tatterson	137,759	*
Common Stock	Darren K. Williams	71,950	*
Common Stock	Charles L. Capito	14,162	*
Common Stock	Peter A. Converse	438,261	*
Common Stock	Sara DuMond, MD, FAAP	6,642	*
Common Stock	Michael P. Fitzgerald	214,107	*
Common Stock	Patrice A. Harris, MD, MA, FAPA	14,306	*
Common Stock	Diana Lewis Jackson	13,787	*
Common Stock	J. Paul McNamara	81,612	*
Common Stock	Mark R. Nesselroad	70,403	*
Common Stock	Lacy I. Rice, III	38,682	*
Common Stock	Albert H. Small, Jr.	18,606	*
Common Stock	Mary K. Weddle	25,182	*
Common Stock	Gary G. White	48,853	*
Common Stock	P. Clinton Winter	553,132	*
Common Stock	All directors, nominees and executive officers as a group (27 persons)	4,433,618	3.16%

*	Indicates the individual beneficially owns less than 1% of United’s issued and outstanding shares of common stock.

Footnotes:

(1)

The amounts shown represent the total shares owned directly and indirectly by such individual. The number of shares includes shares that may be acquired within sixty (60) days of March 3, 2026 through the exercise of stock options then exercisable and the accelerated vesting of time-based restricted stock units upon normal retirement (to the extent applicable), as follows: Mr. Adams, 245,985 shares; Mr. Adams, Jr., 65,875 shares; Mr. Consagra, 102,370 shares; Mr. Tatterson, 51,910 shares; and Mr. Williams, 31,494 shares. Includes shares of restricted stock, as well as the following shares pledged as collateral: Mr. Converse, 100,000 shares; and Mr. Winter, 112,412 shares. No performance-based restricted stock units are included.

(2)

Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. Adams, 30,629 shares; Mr. Adams, Jr., 10,986 shares; Mr. Tatterson, 93 shares; Mr. McNamara, 74,561 shares; Mr. Nesselroad, 53,782 shares; Mr. Small, 6,459 shares; and Mr. Winter, 37,800 shares.

(3)

United Bank’s Board of Directors exercises voting authority over 738,438 shares held by United Bank’s Trust Department. Messrs. Adams, Jr. and Winter exercise voting authority over 254 and 56,674 of such shares, respectively. All 738,438 shares held by United Bank’s Trust Department are included in the 4,433,618 shares held by all directors, nominees and executive officers as a group.

Principal Shareholders of United

The following table lists each shareholder of United who is the beneficial owner of more than 5% of United’s common stock, the only class of stock outstanding, as of March 3, 2026, except to the extent indicated otherwise in the footnotes.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	19,971,599 (1)	14.30%

Common Stock	The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	14,202,951 (2)	10.17%

Common Stock	State Street Corporation One Lincoln Street, Boston, MA 02111	8,170,075 (3)	5.85%

Common Stock	Dimensional Fund Advisors LP 6300 Bee Cave Road, Building 1 Austin, TX 78746	7,291,004 (4)	5.22%

Footnotes:

(1)

BlackRock, Inc. (“BlackRock”) is a global investment management firm that serves institutional and retail clients, including pension funds, foundations, endowments, official institutions, insurance companies, sub-advisory relationships, high-net-worth individuals, family offices and private banks. BlackRock beneficially owns 19,971,599 shares or 14.30% of United’s common stock. BlackRock holds sole dispositive authority for the 19,971,599 shares and sole voting authority over 19,603,938 shares. BlackRock’s address and holdings are based solely on a Schedule 13G filing with the SEC dated January 22, 2024 made by BlackRock setting forth information as of December 31, 2023.

(2)

The Vanguard Group (“Vanguard”) is one of the world’s largest investment management companies, serving individual investors, institutions, employer-sponsored retirement plans, and financial professionals. Vanguard beneficially owns 14,202,951 shares or 10.17% of United’s common stock. Of these beneficially owned shares, Vanguard holds shared voting authority over 95,522 shares, sole dispositive authority over 13,965,271 shares, and shared dispositive authority over 237,680 shares. Vanguard’s address and holdings are based solely on a Schedule 13G filing with the SEC dated February 13, 2024 made by Vanguard setting forth information as of December 29, 2023.

(3)

State Street Corporation (“State Street”) is a global financial services provider that offers a flexible suite of services that spans the investment spectrum, including investment management, research and trading, and investment servicing. State Street, and certain of its subsidiaries, beneficially owns 8,170,075 shares or 5.85% of United’s common stock. State Street holds shared dispositive authority for the 8,170,075 shares and shared voting authority over 906,541 shares. State Street’s address and holdings are based solely on an amended Schedule 13G filing with the SEC dated February 12, 2024 made by State Street setting forth information as of December 31, 2023.

(4)

Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as an investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts. Dimensional beneficially owns 7,291,004 shares or 5.22% of United’s common stock. Of these beneficially owned shares, Dimensional holds sole voting authority over 7,142,913 shares and sole dispositive authority over 7,291,004 shares. Dimensional’s address and holdings are based solely on a Schedule 13G filing with the SEC dated February 14, 2024 made by Dimensional setting forth information as of December 29, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in United shares with the Securities and Exchange Commission (“SEC”). To our knowledge, based solely on our review of the copies of such reports furnished and written representations, no person required to file such reports during 2025 failed to file such reports on a timely basis or failed to file a report.

Related Shareholder Matters

The following table discloses the number of outstanding options granted by United to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of December 31, 2025. The table provides this information for equity compensation plans that have and have not been approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation Plans approved by Shareholders	1,376,233	$ 38.69	3,000,000
Equity Compensation Plans not approved by Shareholders (3)	—	—	—
Total	1,376,233	$ 38.69	3,000,000

Footnotes:

(1)	Consists of 208,233 time-based restricted stock units, 387,252 performance-based restricted stock units, and 780,748 outstanding stock options.
(2)	Represents the weighted average exercise price of the 780,748 outstanding stock options.
(3)

The table does not include information for equity compensation plans assumed by United in connection with mergers and acquisitions and pursuant to which there remain outstanding options (collectively, “Assumed Plans”). The Assumed Plans include remaining outstanding options from the Community Bankers Trust Corporation, Carolina Financial Corporation, and Cardinal Financial Corporation mergers. A total of 128,768 shares of United common stock may be purchased under the Assumed Plans at a weighted average exercise price of $25.21 and a weighted average remaining term of 2.9 years. No further grants may be made under any Assumed Plan.

GOVERNANCE OF THE COMPANY

Board Leadership Structure

The Board does not have a fixed policy regarding the separation of the offices of the Chairman and the Chief Executive Officer and believes it should maintain the flexibility to establish a leadership structure that fits the needs of the Company and its shareholders at any particular point in time. The Board of Directors regularly evaluates the Board’s leadership structure to ensure it continues to be in the best interests of the Company and its shareholders. The Board is led by an Executive Chairman selected by the Board.

Richard M. Adams is the Company’s Executive Chairman and Richard M. Adams, Jr. is the Company’s Chief Executive Officer.

Mr. Adams moved to Executive Chairman on April 1, 2022 after serving as the Company’s Chief Executive Officer and the Chairman of the Board since 1984. Prior to this, Mr. Adams served as the Chief Executive Officer of The Parkersburg National Bank (“PNB”), the predecessor to United, from 1975 to 1984, and as the Chairman of the Board of PNB from 1976 to 1984. Mr. Adams has been a director of United since 1984. Mr. Adams has worked in the banking industry for more than 50 years and has successfully served as the Company’s Chairman and Chief Executive Officer for over 45 years. Mr. Adams is a significant shareholder reporting beneficial ownership of 1,202,299 shares, closely aligning his interests with those of the Company’s shareholders.

Prior to being appointed as the Company’s Chief Executive Officer on April 1, 2022, Mr. Adams, Jr. successfully served as the Company’s President for over seven years and has served in a managerial capacity at the Company for over 21 years. Mr. Adams, Jr. had been President of the Company since 2014 and Executive Vice President of the Company from 2000 to 2014. Mr. Adams, Jr. is the Vice Chairman of United Bank. Mr. Adams, Jr. joined the Company in 1994. Also effective April 1, 2022, Mr. Adams, Jr. was appointed a director of the Company. Mr. Adams, Jr. has the banking experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy. Mr. Adams, Jr. beneficially owns 224,224 shares of United stock.

The Board of Directors recognizes the importance of a strong independent board. The Board of Directors maintains a supermajority of independent directors, designates a lead independent director, has regular meetings of the independent directors in executive session without the presence of insiders, has a succession plan for incumbent management and determines management compensation by a committee of independent directors.

P. Clinton Winter serves as the Board of Directors’ Lead Independent Director. The Lead Independent Director’s duties and responsibilities include: setting the agenda for and presiding over meetings of the independent directors; advising the Executive Chairman as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; acting as a “sounding board” and advisor to the Executive Chairman; contributing to the performance review of the Executive Chairman; and staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

Mr. Winter is the Chairman of the Compensation and Human Capital Committee, and also serves on the Board of Directors’ Audit, Executive, and Governance and Nominating Committees. He has been a director of the Company since 1996 and is a significant shareholder with reported beneficial ownership of 553,132 shares.

Independence of Directors

The Governance and Nominating Committee of the Board of Directors annually reviews the relationships of each member of the Board of Directors to determine whether each director and each nominee for director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules. The determination made by the Governance and Nominating Committee is then submitted to the Board of Directors to permit the Board of Directors to affirmatively determine whether each director and each nominee for director has any relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Governance and Nominating Committee met on February 19, 2026 to determine the independence of the current members and the nominees for director of the Board of Directors. At the meeting, the Governance and Nominating Committee reviewed the directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors.

Based on the subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules, the Governance and Nominating Committee determined that the following members of the Board of Directors are independent: Charles L. Capito, Jr., Peter A. Converse, Dr. Sara DuMond, Dr. Patrice A. Harris, Diana Lewis Jackson, J. Paul McNamara, Mark R. Nesselroad, Lacy I. Rice, III, Albert H. Small, Jr., Mary K. Weddle, Gary G. White and P. Clinton Winter.

The NASDAQ listing standards contain additional requirements for members of the Compensation and Human Capital Committee, the Audit Committee and the Governance and Nominating Committee. All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.

The Governance and Nominating Committee considered the transactions described under the heading “Related Party Transactions,” as well as the following relationships in evaluating the independence of the Company’s independent directors and determined that none of the relationships constitute a material relationship with the Company.

•  United’s subsidiaries provided lending and/or other financial services to certain members of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2025 in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships satisfied the standards for independence.

•  Peter A. Converse received compensation in each of 2023, 2024 and 2025 for services performed under a contract with United Bank as an independent contractor. Because Mr. Converse has not been paid more than $120,000 in each of the last three years and his relationship with United Bank is that of an independent contractor, Mr. Converse satisfied the standards for independence.

•  JRW, LLC rents office space from the Company’s banking subsidiary at its Aracoma, West Virginia location. Gary G. White is the sole owner of JRW, LLC. The total amount of rent paid to United Bank by JRW, LLC was well below the $120,000 threshold standard set forth in the NASDAQ listing standards and the SEC rules and therefore satisfied the standards for independence.

•  Albert H. Small, Jr. owns an interest in 1700 K Street Associates, LLC in an aggregate amount of less than 5%. The Company’s banking subsidiary commenced leasing office space from 1700 K Street

Associates in 2019. Because Mr. Small’s interest in this limited liability company is less than 10% and he is not a managing member or executive officer, this relationship satisfies the standards for independence.

•  Action Facilities Management, Inc., an entity affiliated with Diana Lewis Jackson, was awarded a contract, using a competitive bid process, to provide unarmed security guard services for the Company’s banking subsidiary in 2025. Payments for these services did not exceed 5% of Action Facilities Management, Inc.’s revenues for 2025, and therefore, the relationship satisfied the standards for independence pursuant to the transactional test under Rule 5605(a)(2)(D) of the NASDAQ listing standards.

The Governance and Nominating Committee concluded that the two transactions described under the heading “Related Party Transactions” involving Charles L. Capito, Jr.’s son and an entity affiliated with Lacy I. Rice, III satisfied the standards for independence under the transactional test under Rule 5605(a)(2)(D) of the NASDAQ listing standards and therefore did not impact the independence of Messrs. Capito and Rice. The amount paid by United to the law firm where Mr. Capito’s son was a shareholder in 2025 did not exceed 5% of the firm’s revenues, and United’s portion of the management fees to be paid to an entity that Mr. Rice controls and indirectly owns will not exceed $200,000.

The Governance and Nominating Committee determined that the following members of the Board of Directors and the nominees for director are not independent: Richard M. Adams, Richard M. Adams, Jr., and Michael P. Fitzgerald. Messrs. Adams, Adams, Jr., and Fitzgerald are not independent because these directors are currently employed by the Company or its banking subsidiary.

The Board of Directors reviewed and approved the determinations made by the Governance and Nominating Committee.

Risk Management Oversight

The Board of Directors’ role in the risk management process is to provide oversight of the Company’s Enterprise Risk Management Program. This program and the processes related thereto focus on the following seven risk categories: credit risk, liquidity risk, information security risk, market risk, operational risk, regulatory risk, and strategic risk. The Board of Directors, through the adoption of Company policies, defines risk exposure limits for each of these risk categories, taking into consideration the Company’s strategic goals and objectives, as well as current market conditions.

The Board of Directors’ risk management oversight is provided primarily by the Board of Directors’ Risk Committee. This oversight includes the appointment and annual review of the Company’s Chief Risk Officer and Information Officer, the approval of outsourced or co-sourced risk management arrangements, the review of significant reports to management prepared by the Company’s Risk Management Department and the timeliness of management’s responses, and the discussion with management regarding the responsibilities, budget, staffing, and scope of the Company’s Risk Management Department.

At the management level, the ultimate responsibility for oversight of the risk management function lies with the Chief Risk Officer and Information Officer. The Chief Risk Officer and Information Officer is an executive officer of the Company who reports directly to the Board of Directors’ Risk Committee Chairman. The Chief Risk Officer and Information Officer provides regular risk management reports to the Board of Directors’ Risk Committee and the full Board of Directors, as well as at meetings of the independent directors.

The Chief Risk Officer and Information Officer has established various management-level committees under the Enterprise Risk Management Program that promote proper risk management practices throughout the Company. Reports are prepared by management and presented to the Board of Directors’ Risk Committee and the full Board of Directors on a regular basis.

In addition to the oversight of the Board of Directors’ Risk Committee, the Board of Directors’ Compensation and Human Capital Committee oversees the Company’s compensation policies and arrangements with the objective of encouraging appropriate levels of risk taking by management with respect to the Company’s strategic goals and determining whether any of them give rise to risks that are reasonably likely to have a material adverse effect on the Company. The Board of Directors’ Audit Committee oversees the Company’s financial risk management and internal controls, as well as its response to risks within the Company’s governance, operations and information systems. Finally, the Board of Directors’ Governance and Nominating Committee also plays a key role related to risk management by ensuring the Company’s leadership structure is appropriate and by carefully reviewing the responsibilities of each Board Committee to ensure that all significant risk categories are addressed by at least one Committee.

The Audit Committee, the Compensation and Human Capital Committee, the Board of Directors’ Risk Committee and the Governance and Nominating Committee are comprised entirely of independent directors.

Board and Committee Membership

The committee descriptions and membership set forth below are those applicable as of the mailing date of this proxy statement.

During 2025, the Board of Directors met six times. The Board of Directors of the Company has five standing committees: The Executive Committee, Audit Committee, Compensation and Human Capital Committee, Risk Committee and Governance and Nominating Committee. During 2025, each incumbent director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served. Although there is no formal written policy, attendance at the annual meeting by directors is expected. All fifteen (15) of the incumbent directors of United attended the 2025 Annual Meeting. The Company’s independent directors also held two meetings during 2025.

Name	Executive	Audit	Compensation & Human Capital	Risk	Governance & Nominating

Richard M. Adams	C

Richard M. Adams, Jr.	●

Charles L. Capito, Jr.				●

Peter A. Converse	●

Sara DuMond				●

Michael P. Fitzgerald

Patrice A. Harris	●		●		●

Diana Lewis Jackson				●

J. Paul McNamara	●		●	●	C

Mark R. Nesselroad	●	●	●	C	●

Lacy I. Rice, III		●

Albert H. Small, Jr.				●

Mary K. Weddle		●		●

Gary G. White	●	C	●		●

P. Clinton Winter	●	●	C		●

C = Chairperson

The Executive Committee

The Executive Committee is currently comprised of eight directors: Richard M. Adams, Chairman, Richard M. Adams, Jr., Peter A. Converse, Dr. Patrice A. Harris, J. Paul McNamara, Mark R. Nesselroad, Gary G. White, and P. Clinton Winter. The Executive Committee exercises all the authority of the Board of Directors whenever the Board of Directors is not meeting unless prohibited by law or the provisions of the Amended and Restated Articles of Incorporation or Restated Bylaws of the Company. The Board of Directors has specifically empowered the Executive Committee to investigate mergers and acquisitions by marshaling necessary information and data to evaluate the advisability of mergers and acquisitions and to report their findings to the Board of Directors. The Board of Directors may accept, ratify, approve, amend, modify, repeal or change the actions of the Executive Committee. The Executive Committee is governed by the Executive Committee charter which is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”. During 2025, the Executive Committee met two times.

The Audit Committee

The Audit Committee has primary oversight responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent registered public accounting firm, the scope and results of the audit of the financial statements, audit fees and any recommendations with respect to internal controls and financial matters. The Audit Committee is governed by the Audit Committee charter, which is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”. Current members of this committee are Gary G. White, Chairman, Mark R. Nesselroad, Lacy I. Rice, III, Mary K. Weddle, and P. Clinton Winter. The Audit Committee met four times during 2025. All members of the Audit Committee are independent directors as defined in the NASDAQ listing standards and the SEC rules.

Audit Committee Financial Expert

The Board of Directors has determined that all audit committee members are financially literate under the NASDAQ listing standards. The Board also determined that Mary K. Weddle qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. For the relevant qualifications and experience of Ms. Weddle as an “audit committee financial expert,” please refer to the section of this proxy statement entitled “Directors Whose Terms Expire in 2026 and Nominees for Directors.”

The Compensation and Human Capital Committee

The Compensation and Human Capital Committee approves executive officer and director compensation. The Compensation and Human Capital Committee also reviews and provides input with respect to the Company’s human capital strategy to assist in the recruiting and retaining of qualified individuals. The Compensation and Human Capital Committee is composed solely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Current members of this committee are P. Clinton Winter, Chairman, Dr. Patrice A. Harris, J. Paul McNamara, Mark R. Nesselroad and Gary G. White. The Compensation and Human Capital Committee met three times during 2025. The Compensation and Human Capital Committee is governed by the Compensation and Human Capital Committee charter, which is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”.

The Compensation and Human Capital Committee’s primary processes and procedures for consideration and determination of executive compensation, as well as any delegation of its authority with respect to compensation decisions, can be found in the Compensation Discussion and Analysis section under the headings “Role of Executive Officers and the Committee in Compensation Decisions” and “Overview of Compensation Program.”

The Compensation and Human Capital Committee is also responsible for evaluating the compensation of our directors and recommending changes for consideration by the independent directors of the Board when appropriate. The Compensation and Human Capital Committee uses peer group information when evaluating the compensation of our directors. Compensation for our directors who served on United’s Board of Directors in 2025 can be found in the Director Compensation table on page 64.

The Risk Committee

The Risk Committee provides oversight of the Company’s corporate risk structure and the processes established to identify, measure, manage and monitor United’s significant financial and other risk exposures, including credit risk, liquidity risk, information security risk, market risk, operational risk, regulatory risk, and strategic risk. In particular, the Risk Committee is responsible for oversight of enterprise risk management, including customer due diligence, complaint management, legal risk, and fair and responsible banking. The Risk Committee periodically reviews management’s strategies and policies for assessing and managing risk, including, but not limited to, the approval of the overall risk appetite and risk management structure. The Risk Committee also reviews capital management activities and makes recommendations, as appropriate, to the Board of Directors.

The Risk Committee is composed solely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Current members of this committee are Mark R. Nesselroad, Chairman, Charles L. Capito, Jr., Dr. Sara DuMond, Diana Lewis Jackson, J. Paul McNamara, Albert H. Small, Jr. and Mary K. Weddle. The Risk Committee met four times during 2025. The Risk Committee is governed by the Risk Committee charter which is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”.

The Governance and Nominating Committee

The purpose of the Governance and Nominating Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement United’s corporate governance policies, approve annual director nominees for and any subsequent changes in the subsidiary bank’s board, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors. The Governance and Nominating Committee is composed entirely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Members of this committee are J. Paul McNamara, Chairman, Dr. Patrice A. Harris, Mark R. Nesselroad, Gary G. White, and P. Clinton Winter. The Governance and Nominating Committee met three times during 2025. The charter for this committee is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”.

Board Selection, Nomination and Composition. Nominations to the Board of Directors by a shareholder may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 4 of the Restated Bylaws of United, which section is set forth in full below:

Section 4. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman, Chief Executive Officer or President no later than ten (10) days from the date the notice on the meeting of shareholders was mailed; however, in the event the notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

In identifying nominees and evaluating and determining whether to nominate a candidate for a position on United’s Board, the Governance and Nominating Committee considers the criteria outlined in United’s Corporate Governance Policy and Guidelines. United’s Corporate Governance Policy and Guidelines is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”. United regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will consider and review all candidates in the same manner regardless of the source of the recommendation.

Board Qualifications and Experience Matrix. The following chart reflects areas of key qualifications, skills and experience that our Governance and Nominating Committee views as important to our business when evaluating director nominees. Additional information on the business experience and other qualifications of each of our director nominees is included under the heading “Directors Whose Terms Expire in 2026 and Nominees for Directors.” Each director also contributes other important experience, skills, viewpoints, and personal attributes to our Board that are not reflected in the chart below. These attributes, among others, led the Governance and Nominating Committee to recommend the director nominees to the Board.

Knowledge, Skills and Experience
Financial Industry	●	●	●	●		●		●	●	●	●		●	●
C Suite or Similar Leadership	●	●		●	●	●	●	●	●	●	●	●	●	●	●
Information Technology/Cybersecurity						●	●	●		●			●
Corporate Social Responsibility	●			●	●	●	●	●	●	●	●	●
Human Capital/Compensation	●	●	●	●		●	●	●	●	●			●	●
Risk and Controls Management	●		●			●		●		●			●		●
Legal/Regulatory/Political	●	●	●	●		●	●	●		●			●	●
Mergers and Acquisitions	●	●		●		●	●		●	●	●	●	●	●
Finance, Accounting or Auditing	●			●		●		●		●	●		●
Strategic Planning	●	●		●	●	●	●	●		●		●	●	●
Retail/Branding/Marketing	●	●	●	●	●	●		●		●		●	●
Public Company Board Service		●		●			●	●	●			●		●
Real Estate	●			●		●			●	●	●	●	●	●	●
Corporate Governance	●			●		●	●	●	●				●	●	●

Board Refreshment. Longer-serving directors have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As such, United’s Board does not believe it should establish term limits. At the same time, the Board recognizes the importance of board refreshment to help ensure an appropriate balance of experience and perspectives on the Board. Since 2020, five new independent Directors have been added to the Board. Dr. Harris was added in 2020, Mr. Capito in 2021, Ms. Lewis Jackson and Mr. Rice in 2022, and Dr. DuMond in 2024.

In accordance with Article III, Section 2 of the Restated Bylaws of United, directors shall be elected at each annual meeting of the shareholders, or any adjournment thereof, to serve until the next annual meeting of the shareholders or until their offices shall be declared vacant, or until their successors are elected and qualified; provided, however, that the directors at any duly called meeting, without shareholder approval, may elect, during any calendar year, directors for any vacancies who shall serve until the next annual meeting of shareholders or until their successors are elected and qualified; and provided, further, that at any time during the year the directors may enlarge the number of directors and may fill those vacancies or may decrease the number of directors but no such decrease shall have the effect of shortening or terminating the term of any incumbent director.

Annual Performance Evaluation. The Board of Directors conducts an annual self-evaluation to determine whether it and its Committees are functioning effectively. The Governance and Nominating Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. This assessment is discussed with the full Board following the end of each fiscal year. The assessment focuses on the Board’s contribution to the Company and on areas in which the Board or management believes that the Board could improve.

Board Resignation Situations. It is the policy of the Board of Directors that if a nominee for director who is an incumbent director does not receive votes in favor of his or her election representing a majority of the votes cast in an uncontested election or at any meeting for the election of directors at which a quorum is present, the director shall promptly tender his or her resignation to the Board of Directors. The Board’s Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of the Restated Bylaws. In addition, those individual Directors who change their principal occupation, their position, or the responsibility they held when they were elected to the Board should submit their resignation from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Governance and Nominating Committee, to review the continued appropriateness of Board membership under the circumstances.

Related Party Transactions

Policies and Procedures. The Board of Directors has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate families, or shareholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Related person transactions must be approved by the Audit Committee of the Board. At each calendar year’s first regularly scheduled Audit Committee meeting, management recommends related person transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Audit Committee approves or disapproves such transactions, and at each subsequently scheduled meeting, management will update the Audit Committee as to any material change to proposed transactions.

The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third person and whether the transaction violates any requirements of the Company’s financing agreements.

In the event management recommends any further related person transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management will make all reasonable efforts to cancel or annul such transaction.

All related party transactions since January 1, 2024, which were required to be reported in this proxy statement, were approved by the Audit Committee in accordance with United’s Related Party Transaction Policy.

Description of Related Person Transactions. United’s banking subsidiary has had, and expects to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions, which at times involved loans in excess of $120,000, were in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with persons not related to United and did not involve more than the normal risk of collectability or present other unfavorable features. United’s subsidiary bank is subject to federal statutes and regulations governing loans to officers and directors and loans extended to officers and directors are in compliance with such laws and are exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

In 2025, the Company closed on a commitment to invest $5 million in FCP Housing Preservation Holdings, L.P, a Delaware limited partnership (“the Fund”) through the purchase of limited partnership interests. Funding on the commitment will occur in the future as the Company receives capital calls from the Fund. The Fund will invest primarily in affordable housing projects. Lacy I. Rice, III owns approximately one-third of an entity that will receive a management fee from the Fund. It is estimated that the Company’s share of such management fees will be $65,000 in 2026.

Charles L. Capito, Jr.’s son, A.A. Moore Capito, was a shareholder with Babst Calland during 2025 and Babst Calland provided legal services to United’s banking subsidiary in 2025 totaling approximately $195,000.

Executive Officers

Set forth below are the executive officers of United and their respective principal occupations for the past five years.

Name	Age (1)	Present Position	Principal Occupation and Banking Experience During the Last Five Years

Richard M. Adams	79	Executive Chairman since 2022 – United; Chairman of the Board – United Bank, a subsidiary of United	Executive Chairman – United; Chairman of the Board – United Bank; Chairman of the Board & Chief Executive Officer – United

Richard M. Adams, Jr.	57	Chief Executive Officer since 2022 – United; Vice Chairman – United Bank	Chief Executive Officer – United; Vice Chairman – United Bank; President – United

James J. Consagra, Jr.	65	President since 2022 – United; Chief Executive Officer – United Bank	President – United; Chief Executive Officer – United Bank; Chief Operating Officer – United; Executive Vice-President – United

Ross M. Draber	38	Chief Operating Officer since 2022 – United; Executive Vice-President since 2022 – United	Chief Operating Officer – United; Executive Vice-President – United; Chief Administration Officer – United; Chief Operating Officer – United Bank

Douglas B. Ernest	61	Chief Credit Officer since 2015 – United; Executive Vice-President since 2014 – United; Executive Vice-President – United Bank	Chief Credit Officer & Executive Vice-President – United; Executive Vice President – United Bank

Julie R. Gurtis	63	Executive Vice-President – United since 2022; President – United Bank	Executive Vice-President – United; President – United Bank; Chief Commercial Banking Officer – United Bank

Matthew L. Humphrey	46	Executive Vice-President – United since 2022; Head of Wealth Management since 2022; Chief Executive Officer & President of United Brokerage Services, Inc., an indirect subsidiary of United	Executive Vice-President – United; Head of Wealth Management – United; Chief Executive Officer & President of United Brokerage Services, Inc.

Henry M. Kayes, Jr.	58	Executive Vice-President – United since 2023; Chief Banking Officer – United since December of 2024	Executive Vice-President – United; Chief Banking Officer – United; Chief Operating Officer – United Bank; Regional President – United Bank

Charles J. Mildren	54	Executive Vice-President – United since 2022; Chief Consumer Lending Officer – United since December of 2024; President of United Title Company, a subsidiary of United Bank	Executive Vice-President – United; Chief Consumer Lending Officer – United; Chief Consumer Banking Officer – United; President of United Title Company

Name	Age (1)	Present Position	Principal Occupation and Banking Experience During the Last Five Years

Michael Proctor	42	Executive Vice-President – United since 2022; Chief Commercial Lending Officer – United since December of 2024	Executive Vice-President – United; Chief Commercial Lending Officer – United; Chief Commercial Banking Officer – United

Anna J. Schultheis	66	Executive Vice-President – United since 2022; Corporate Secretary & Secretary to the Board – United since 2010	Executive Vice-President – United; Corporate Secretary & Secretary to the Board – United

Ami L. Shaver	54	Executive Vice-President – United since 2022; Chief Human Resources Officer – United since December of 2024	Executive Vice-President – United; Chief Human Resources Officer – United; Head of Human Resources – United; Director of Retail Sales & Service – United Bank

W. Mark Tatterson	50	Chief Financial Officer and Treasurer since 2015 – United; Executive Vice-President since 2011 – United; Chief Financial Officer – United Bank	Chief Financial Officer, Treasurer & Executive Vice-President – United; Chief Financial Officer – United Bank

Darren K. Williams	53	Chief Risk and Information Officer since 2020 – United; Executive Vice-President since 2014 – United; Executive Vice-President – United Bank	Chief Risk and Information Officer & Executive Vice-President – United; Chief Risk Officer – United; Executive Vice-President – United Bank

Footnotes:

(1)	Age is as of the record date of March 5, 2026.

Family Relationships

Richard M. Adams and Richard M. Adams, Jr. are father and son.

CORPORATE RESPONSIBILITY

The key elements of a successful corporate responsibility program – strong risk management, providing excellence in service to our stakeholders, and planning for long-term sustainability – are at the core of what United and its leadership do every day. The Board of Directors has ultimate oversight of the Company’s corporate responsibility program. The Board has tasked the Governance and Nominating Committee with monitoring the Company’s progress and efforts. The Board Risk Committee has oversight of items that are incorporated within the enterprise risk management program. Executive management sets strategy, priorities, and the pace of program advancement. For further information on our corporate responsibility program and disclosures, please see our website at “www.ubsi-inc.com”. The corporate responsibility and other information posted on our website is not part of or incorporated by reference into this proxy statement.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by United’s shareholders, United’s Audit Committee has selected Ernst & Young LLP (“Ernst & Young”), Charleston, West Virginia as the independent registered public accounting firm for United to audit the consolidated financial statements of United and its subsidiaries for the fiscal year ending December 31, 2026. Ernst & Young has audited the financial statements of United and its subsidiaries since 1986.

Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Shareholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by our Restated Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection, the Audit Committee will reconsider its determination to retain Ernst & Young as the Company’s independent registered public accounting firm, but may elect to continue to retain Ernst & Young. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee and the Board of Directors recommend a vote “FOR” the ratification of Ernst & Young as the independent registered accounting firm for United.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee reviews United’s financial reporting process on behalf of the Board of Directors and is responsible for the appointment, compensation and oversight of the external auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. United’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the 2025 consolidated financial statements. This discussion included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with them their independence from the Company and its management. The Audit Committee determined that all services provided to the Company by the independent registered public accounting firm, including non-audit services, are compatible with the auditors’ independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting be included in United’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

No member of the Audit Committee is a former or current officer or employee of United.

Audit Committee

Gary G. White, Chairman	Mary K. Weddle
Mark R. Nesselroad	P. Clinton Winter
Lacy I. Rice, III

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. During 2025 and 2024, all services related to the audit, audit-related and tax fees described below provided by Ernst & Young were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees Information

Audit Fees. Fees for audit services were $2,120,000 in 2025 and $1,765,000 in 2024, including fees rendered for the annual audit of United’s annual financial statements included in Form 10-K filed with the Securities and Exchange Commission, and its internal controls over financial reporting, and the quarterly reviews of United’s financial statements included in Forms 10-Q.

Audit-Related Fees. Fees for audit-related services were $244,000 in 2025 and $233,000 in 2024. Audit-related services principally include audits of certain subsidiaries, employee benefit plans, and other attest services not classified as audit.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning were $298,925 in 2025 and $469,711 in 2024.

No other fees were paid to United’s independent registered public accounting firm for the years of 2025 and 2024.

PROPOSAL 3: APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF UNITED’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, shareholders will be asked to provide their support with respect to the compensation of United’s named executive officers by voting on an advisory, nonbinding resolution.

The executive officers named in the summary compensation table set forth in this proxy statement and deemed to be United’s “named executive officers” are Richard M. Adams, Richard M. Adams, Jr., James J. Consagra, Jr., W. Mark Tatterson and Darren K. Williams.

Shareholders are urged to read the compensation information on the following pages of this proxy statement which discusses the compensation policies and procedures with respect to United’s named executive officers and vote on the following advisory, nonbinding resolution.

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to United’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

As detailed in the Compensation Discussion and Analysis beginning below, United’s compensation for its named executive officers is in line with its peer group identified on page 33 (“Proxy Peer Group”) while United’s financial performance continues to be superior to its Proxy Peer Group’s financial performance. In addition, United’s Compensation and Human Capital Committee has reviewed the Company’s compensation policies and believes that United’s policies do not promote unnecessary risk-taking, nor are they reasonably likely to have a material adverse effect on the Company.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is nonbinding on the Board of Directors. Although nonbinding, the Board of Directors and the Compensation and Human Capital Committee value constructive dialogue on executive compensation and other important governance topics with shareholders and encourage all shareholders to vote their shares on this matter. The Board of Directors and the Compensation and Human Capital Committee will review the voting results and take them into consideration when making future decisions regarding United’s executive compensation programs.

United is currently conducting the “say-on-pay” advisory vote on an annual basis. The next “say-on-pay” advisory vote is scheduled for the 2027 Annual Meeting of Shareholders.

The Board of Directors and Compensation and Human Capital Committee recommend a vote “FOR” the nonbinding resolution to approve the compensation of United’s named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Named Executive Officers

The Company’s Named Executive Officers (“NEOs”) for 2025 include the Chief Executive Officer, the Chief Financial Officer, and our next three most highly compensated executive officers, other than anyone who served as Chief Executive Officer or the Chief Financial Officer during the year. Our NEOs are summarized in the table below:

Executive	Title	Years at United

Richard M. Adams	Executive Chairman	56

Richard M. Adams, Jr.	Chief Executive Officer	31

James J. Consagra, Jr.	President	28

W. Mark Tatterson	Chief Financial Officer and Treasurer	28

Darren K. Williams	Chief Risk and Information Officer	15

UBSI 2025 Performance

United continues to be one of the best-performing regional banking companies in the nation based on our consistent earnings performance, solid asset quality, and strong capital position. Key accomplishments for 2025 included:

•

Finalized the acquisition of Atlanta-based Piedmont Bancorp, Inc., marking UBSI’s 34th acquisition and strategic entry into the vibrant Greater Atlanta area. The acquisition brought UBSI’s branch network to over 240 locations.

•	Increased the dividend to shareholders for the 52nd consecutive year, from $1.48 to $1.49 per share, a record only one other major banking company in the United States has achieved.

•	Achieved record Net Income of $464.6 million and Diluted Earnings Per Share of $3.27.

•

Outperformed United’s Proxy Peer Group with reported Return on Average Assets (“ROAA”) of 1.41%, compared to the Proxy Peer Group’s average ROAA of 0.99% and median ROAA of 1.15%, ranking United’s ROAA in the 94th percentile.

•	Net Interest Margin (FTE) remained solid at 3.78% versus our Proxy Peer Group Average of 3.50%.

•	Returned capital to shareholders through $212 million of common dividends and $126 million of share repurchases.

•	Maintained strong expense control with an efficiency ratio of 48.50%.

•

Continued to be well-capitalized based on all regulatory guidelines, with capital ratios well in excess of the regulatory requirements: Risk-Based Capital Ratio of 15.7%, a Common Equity Tier 1 Capital Ratio of 13.4%, a Tier 1 Capital Ratio of 13.4%, and a Leverage Ratio of 11.3%.

•	Asset Quality remained sound, with Non-Performing Assets remaining low at 0.33% of Total Assets and ranked in the 59th percentile of the Proxy Peer Group.

•	Achieved full-year period-end loan growth of $1.0 billion (4.7%) and deposit growth of $1.0 billion (4.1%), excluding the balances acquired in the Piedmont merger.

•

Maintained our esteemed position of No. 1 deposit share in West Virginia, widening the gap with the No. 2 bank to over $800 million, based on the Federal Deposit Insurance Corporation’s (“FDIC’s”) annual Summary of Deposits for 2025.

•	Generated Return on Average Assets of 1.41%, Return on Average Equity of 8.63%, and Return on Average Tangible Common Equity of 13.95% (non-GAAP)(1).

•	In addition to being named one of the top 5 Most Trustworthy Banks in America by Newsweek for four consecutive years, the Company’s impressive performance has yielded many accolades, including:

➢	United earned the position of No. 1 bank in South Carolina on Forbes’ list of Best-in-State banks three years in a row, for 2023, 2024, and 2025.

➢

United’s leading workplace culture has earned recognition among several national publications, including being named one of America’s Greatest Workplaces in the state of West Virginia and Greatest Workplaces in Financial Services by Newsweek for 2025.

➢	United has been recognized as one of the Best Companies to Work for in the South for 2024-2025 and 2025-2026 by U.S. News & World Report.

•	Continued to enhance our corporate responsibility initiatives, including providing financial services to historically underserved communities.

➢	Helped over 273 qualified homebuyers achieve their dream of homeownership through a collective $2.4 million of down payment and closing cost assistance.

•	Member of the Dow Jones US Dividend Select Index, S&P Midcap 400 Dividend Aristocrats ETF, and the NASDAQ US Dividend Achiever 50 Index.

•	Ensured Executive Leadership continuity through the expansion and enhancement of our Management Development and Succession Program as well as our Leadership Development Program.

•	Continued to build and invest in our Enterprise Risk Management Program, data platform, and in our digitalization and banking technology efforts.

(1)	For a reconciliation, see “Use and Reconciliation of Non-GAAP Financial Measures” on page 43.

Philosophy of Compensation Program

The Company’s philosophy is to ensure that the total compensation paid to its employees is fair, reasonable, and competitive, maintains a balance between risk and reward, and is aligned with the best interests of our shareholders. The Compensation and Human Capital Committee (the “Committee”) monitors the Company’s risk profile and risk management process to ensure that the Company’s compensation policies do not promote unnecessary and excessive risks that may threaten the value of the Company. In addition, the Company’s risk management team conducts an annual compensation risk assessment for applicable employees, in accordance with the Board of Governors of the Federal Reserve System’s Guidance on Sound Incentive Compensation Policies, through which the Company considers, among other factors, the degree to which incentive plans include risk-balancing design features and incentive systems comply with mandates for governance. After reviewing the most recent compensation risk assessment, the Committee determined that the Company’s internal control structures are appropriate for maintaining the Company’s risk profile within acceptable limits and ensuring that incentives do not encourage excessive risk-taking.

In recent years, the Committee has been directing a shift in the mix of the Company’s executive compensation toward incentive compensation. This strategy is intended to increase the performance orientation of the Company’s executive compensation, and the Committee continued this emphasis in 2025. The Company links compensation with the achievement of performance goals. Compensation is based on corporate performance, individual performance, and an individual’s level of responsibility. The Committee believes that discretion, flexibility, and judgment are important to its ability to deliver appropriate incentive compensation.

The Company provides a mix of cash, equity-based compensation, and other non-cash compensation to align executive management’s interest with those of the shareholders and the Company, over both near-term and long-term performance horizons.

While the Committee recognizes that elements of compensation may be interrelated, it does not require or assume any fixed relationship among the various elements of compensation within the total direct compensation framework or between the compensation of our Chief Executive Officer (“CEO”) and that of any other senior executive. In addition, accrued pension and amounts realized or realizable under previously granted equity-based awards did not influence the Committee’s decisions with respect to annual compensation in 2025.

“Say-on-Pay” Results

At our 2025 Annual Meeting of Shareholders, our shareholders were given the opportunity to provide feedback to the Committee in the form of a nonbinding advisory vote on the Company’s executive compensation program, commonly referred to as a “Say-on-Pay” vote. Our shareholders overwhelmingly approved the compensation of our NEOs, with 97.58% of the votes cast in favor of the “Say-on-Pay” resolution approving the compensation of the NEOs for the 2024 fiscal year. Even though the result of the “Say-on-Pay” vote is nonbinding, the Board of Directors and Committee value the opinions that shareholders express in their votes and will continue to consider the outcome of the vote when making future executive compensation decisions.

Additionally, when determining how often to hold an advisory vote on executive compensation, the Board considered the strong preference for an annual vote expressed by our shareholders at our 2023 Annual Meeting. Accordingly, the Board determined that we would hold an annual advisory shareholder vote on the compensation of our NEOs until the next “Say-on-Pay” frequency vote.

Role of Executive Officers and the Committee in Compensation Decisions

As provided in its charter, the Committee has the authority to determine all compensation components for the NEOs and to approve equity awards to other officers of the Company. The Committee met in February 2025 to discuss the annual evaluation process; to analyze peer data as it relates to executive compensation; to act on compensation issues for the NEOs for 2025 and cash incentive awards for performance during 2024; to review its consultant’s calculations related to the CEO Pay Ratio; to review and determine the Proxy Peer Group; to review and approve the Company’s long-term incentive compensation; and to review Board compensation. The Committee also met in July 2025 to review the results of the shareholder vote related to “Say-on-Pay” from the 2025 Annual Meeting of Shareholders and discuss the proxy advisory service reports. In addition, the Committee met in November 2025 to review the Annual Incentive Compensation Risk Assessment and to review the Company’s Management Succession and Development Plan. Prior to the February 2025 Committee Meeting, the Chairman of the Committee and Richard M. Adams, the Company’s Executive Chairman, met to review the performance of the Company, the CEO’s performance, the performance of the other NEOs, and the CEO’s recommendations as to the compensation of each other NEO. The conclusions and recommendations based on these reviews, including salary adjustments and annual award amounts, were presented to the Committee. The Committee, without the CEO present, annually reviews the CEO’s performance and reaches a recommendation as to his compensation.

The Committee considered compensation information for the Proxy Peer Group gathered from documents filed with the SEC and other available executive compensation surveys. Each year, the Committee also reviews a summary of total compensation for each NEO, including base salary, annual cash incentive award, stock award, stock option awards, change in pension benefit value, change in non-qualified deferred compensation earnings, and other compensation. In addition, accrued pension and amounts realized or realizable under previously granted equity-based awards did not influence the Committee’s decisions.

Overview of Compensation Program

The Company’s executive compensation program is designed to:

•	Attract and retain executive officers by paying them competitively, motivating them to contribute to the Company’s success, and rewarding them for their performance.

•	Link a substantial part of each executive officer’s compensation to both Company and individual performance.

•	Align executive officers and shareholder interests. Discourage excessive risk-taking by executive officers.

2025 Executive Compensation Components

For the fiscal year ending December 31, 2025, the principal components of compensation for the NEOs were:

•	Salary

•	Annual cash incentive compensation

•	Long-term incentive equity-based compensation

•	Retirement and other benefits

2025 Target Pay Performance Mix

The Committee aims to establish an appropriate balance between fixed and performance-based compensation as well as between its annual incentive and long-term incentive compensation. The following charts display the target pay mix of total compensation in 2025 for the CEO and the average of the other four NEOs.

Role of Consultants and Advisors

The Committee periodically engages nationally recognized compensation consulting firms to provide independent advice on executive compensation matters and to evaluate the Company’s compensation programs. The Committee has the authority to retain and terminate any compensation consultant that assists with its compensation analysis. In 2025, the Committee engaged Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), as its independent compensation consultant. The Committee requested and received advice from Aon with respect to all significant matters addressed by the Committee during 2025 including analysis of the Proxy Peer Group, Change in Control agreements, the Company’s 2025 Equity Incentive Plan, and compensation for the Company’s executive officers. Aon reviewed the Company’s executive compensation program and structure relating to the Proxy Peer Group and recommended market-based adjustments to the annual and long-term incentive plan designs for the NEOs. In addition, the Committee considered comparative compensation data from consultant reports, management materials, peer proxy statements, and other publicly available disclosures to assess industry practices. Finally, Aon assisted with certain calculations with respect to the executive compensation and benefits program.

Proxy Peer Group

At the meeting held in February 2025, the Committee reviewed and approved the Company’s Proxy Peer Group. This Proxy Peer Group represented banking organizations with a market capitalization range of $2.9 billion to $9.6 billion and had an average market capitalization of $6.0 billion compared to United’s market capitalization of $5.2 billion as of early February 2025.

In determining executive compensation for 2025, the Committee utilized the Proxy Peer Group, which included the following 17 companies:

2025 PROXY PEER GROUP
Peer	State	Peer	State
Associated Banc-Corp (ASB)	Wisconsin	Hancock Whitney Corporation (HWC)	Mississippi
Atlantic Union Bankshares Corp. (AUB)	Virginia	Old National Bancorp (ONB)	Indiana
Bank OZK (OZK)	Arkansas	Pinnacle Financial Partners, Inc. (PNFP)	Tennessee
Bank United Inc. (BKU)	Florida	Simmons First National Corporation (SFNC)	Arkansas
Cadence Bank (CADE)	Mississippi	SouthState Corporation (SSB)	Florida
Columbia Banking System (COLB)	Washington	UMB Financial Corporation (UMBF)	Missouri
Cullen/Frost Bankers Inc. (CFR)	Texas	United Community Banks, Inc. (UCB)	Georgia
F.N.B. Corporation (FNB)	Pennsylvania	Wintrust Financial Corporation (WTFC)	Illinois
Fulton Financial Corp. (FULT)	Pennsylvania

At the meeting held on February 19, 2026, the Committee adjusted the Company’s recommended Proxy Peer Group in determining executive compensation for 2026 to (i) remove Cadence Bank (CADE) following its merger with the Huntington Bancshares, (ii) remove Pinnacle Financial Partners, Inc. (PNFP) following its merger of equals with Synovus Financial, (iii) add Ameris Bancorp, Eastern Bankshares, Inc., Renasant Corporation, Valley National Bancorp, and WesBanco Inc. because of their similarity in asset size to United and other banking organizations in the Proxy Peer Group. This adjusted Proxy Peer Group represented a market capitalization range of $3.2 billion to $9.4 billion and had an average market capitalization of $5.7 billion compared to United’s market capitalization of $6.0 billion as of February 2026.

In determining executive compensation for 2026, the Committee utilized the Proxy Peer Group, which included the following 20 companies:

2026 PROXY PEER GROUP
Peer	State	Peer	State
Ameris Bancorp (ABCB)	Georgia	Hancock Whitney Corporation (HWC)	Mississippi
Associated Banc-Corp (ASB)	Wisconsin	Old National Bancorp (ONB)	Indiana
Atlantic Union Bankshares Corp. (AUB)	Virginia	Renasant Corporation (RNST)	Mississippi
Bank OZK (OZK)	Arkansas	Simmons First National Corporation (SFNC)	Arkansas
Bank United Inc. (BKU)	Florida	SouthState Corporation (SSB)	Florida
Columbia Banking System (COLB)	Washington	UMB Financial Corporation (UMBF)	Missouri
Cullen/Frost Bankers Inc. (CFR)	Texas	United Community Banks, Inc. (UCB)	Georgia
Eastern Bankshares Inc. (EBC)	Massachusetts	Valley National Bancorp (VLY)	New Jersey
F.N.B. Corporation (FNB)	Pennsylvania	WesBanco Inc. (WSBC)	West Virginia
Fulton Financial Corp. (FULT)	Pennsylvania	Wintrust Financial Corporation (WTFC)	Illinois

Salaries

Salaries of the NEOs are reviewed on an annual basis. In setting the salaries of the NEOs, the Committee seeks to provide competitive market salaries, considering salaries paid by the Proxy Peer Group to executive officers holding equivalent positions, the information contained in the consultant’s executive compensation reports, corporate performance, individual performance, and an individual’s level of responsibility. Based on these factors, at its meeting held on February 20, 2025, the Committee decided to increase the base salaries for the NEOs as reflected in the following table. These base salary increases were effective on June 1, 2025.

Named Executive Officer	Title	2024 Base Salary	2025 Base Salary	% Increase
Richard M. Adams	Executive Chairman	$1,397,081	$1,438,993	3.00%
Richard M. Adams, Jr.	Chief Executive Officer	$1,100,000	$1,155,000	5.00%
James J. Consagra, Jr.	President	$1,000,000	$1,050,000	5.00%
W. Mark Tatterson	Chief Financial Officer and Treasurer	$682,500	$716,625	5.00%
Darren K. Williams	Chief Risk and Information Officer	$501,970	$527,069	5.00%

Annual Incentive Plan

The purpose of the Company’s Annual Incentive Plan (“AIP”) is to motivate and reward executives for their contributions to the Company’s performance by making a portion of their annual cash compensation variable and dependent upon the Company’s performance.

Award Opportunity

NEOs are eligible for award opportunities based upon a percentage of base salary. Actual awards can range from 0% to the percentage set forth under “Maximum” in the “Cash Incentive Range” column of the table below, depending upon the corporate performance relative to the AIP compensation goals. The Committee determines annual incentive award opportunities based on several factors, including the level of responsibility within the organization, individual performance considerations, and peer group data. The Committee established 2025 annual incentive award opportunities based on these factors and a review of market data for comparable executives included in the Aon analysis. Performance between each performance level is interpolated on a straight-line basis. The following table represents the potential award opportunity levels expressed as a percentage of base salary for each NEO of United for 2025.

Named Executive Officer	2025 Target Cash Incentive (% of Base Salary) (1)	2025 Target Cash Incentive	2025 Cash Incentive Range (Threshold to Maximum, % of Base Salary)
Richard M. Adams	75%	$1,079,245	37.5% to 120%
Richard M. Adams, Jr.	125%	$1,443,750	62.5% to 200%
James J. Consagra, Jr.	100%	$1,050,000	50% to 160%
W. Mark Tatterson	80%	$ 573,300	40% to 128%
Darren K. Williams	75%	$ 395,301	37.5% to 120%

Footnote:

(1)	Based on base salary in effect on the date AIP performance was determined.

Performance Measures and Goals

The Committee determines performance measures and goals for the AIP each year and approves the awards of AIP compensation based on the Company’s performance against the metrics. The Committee received and considered the information provided by Aon in the design of the 2025 AIP compensation framework. The Committee considered 2025 AIP performance metrics designed to align how management, shareholders, and banking regulators assess the Company’s financial performance. The Committee determined that the following measures would focus executives on objectives that would benefit the Company and shareholders:

•	Earnings Per Share: Earnings Per Share is the ratio of after-tax earnings to average diluted shares and is a common metric used by investors to evaluate the profitability of a company.

•

Adjusted Return on Average Assets: Adjusted Return on Average Assets is defined as the ratio of after-tax earnings to average total assets, excluding merger-related expenses. It allows investors to evaluate banks by their asset size, with loans and investment securities making up the largest components of the assets.

•

Non-Performing Assets Ratio: Non-Performing Assets Ratio is the ratio of the sum of loans 90 days past due, non-accrual loans, restructured loans, and other real estate owned (“OREO”) to the sum of total assets, which gives investors and regulators an evaluation of a company’s asset quality, allowing them to determine if management is taking excessive risks.

The table below summarizes the 2025 performance measures and goals approved by the Committee for the NEOs. The Committee determined the absolute and peer relative goals and weightings based on a variety of factors, including the Company’s internal budget and consensus external street estimates. The Company’s actual 2025 performance results are also depicted in the table below. Performance between each performance level is interpolated on a straight-line basis.

Performance Measure	Weight	Threshold	Target	Maximum	Actual Relative Results	Level of Achievement

Earnings Per Share	40%	$2.64	$2.93	$3.22	$3.27	Maximum

Adjusted Return on Average Assets	40%	25th Percentile	50th Percentile	75th Percentile	94th Percentile	Maximum

Non-Performing Assets Ratio	20%	25th Percentile	50th Percentile	75th Percentile	59th Percentile	Between Target and Maximum

The AIP includes a feature that allows the Committee to adjust, in its discretion, the award that would otherwise be determined by rigid computation of the formula in the AIP. This feature was not used in determining the 2025 annual cash incentive.

2025 AIP Awards

Each NEO achieved an AIP payout of 152.32% of their respective target levels, based on overall 2025 performance. The following table displays the actual annual incentive awards paid to each NEO.

Named Executive Officer	AIP Actual Payout Incentive ($)

Richard M. Adams	$ 1,643,906

Richard M. Adams, Jr.	$ 2,199,120

James J. Consagra, Jr.	$ 1,599,360

W. Mark Tatterson	$ 873,251

Darren K. Williams	$ 602,124

Chief Executive Officer Performance Evaluation

The CEO received an excellent performance rating overall from the Committee for 2025. During his third full year of leadership as CEO, United achieved record net income of $464.6 million and diluted earnings per share of $3.27, exceeding both budget and street consensus estimates. The Company’s net interest margin remained solid at 3.78% vs. our Proxy Peer Group average of 3.50%. The Company maintained strong expense control and asset quality remained sound with a nonperforming assets ratio of 0.33%, ranking in the 59th percentile of the Proxy Peer Group. The Company maintained the #1 deposit position in the State of West Virginia based on the FDIC’s annual deposit summary for 2025. The Company increased the dividend to shareholders for the 52nd consecutive year. United is one of only two major banking companies in the nation to have achieved such a record. This achievement is evidence of United’s consistent profitability, solid asset quality, and sound capital position.

In 2025, the Company completed its 34th acquisition, that of Atlanta-based Piedmont Bancorp Inc., a $2.4 billion asset bank which expands the Company’s presence in the Southeast and Greater Atlanta Area. The Company also outperformed United’s Proxy Peer Group with reported ROAA of 1.41%, compared to the Proxy Peer Group’s average ROAA of 0.99% and median ROAA of 1.15%, ranking United’s ROAA in the

94th percentile. The Company also continued to be ranked as one of the most trustworthy banks in America by Newsweek (#1 in 2023, #2 in 2022, #4 in 2024 and 2025).

Long-Term Incentive Compensation

United believes that a substantial portion of an executive’s pay should be granted in long-term incentive compensation and should align executive interests with those of shareholders through a combination of performance-based and time-based equity. Additionally, the Committee believes long-term incentive awards are a key component of competitive total compensation and serve to attract and retain key executives while linking a substantial portion of their pay to the attainment of preset goals.

Long-Term Incentive Compensation Targets

The Committee determines annual long-term incentive awards for the NEOs based on several factors, including the level of responsibility within the organization, individual performance considerations, and peer group data. The Committee established 2025 target long-term incentive award opportunities based on these factors and a review of market data for comparable executives included in the Aon analysis.

The Committee set the following 2025 targets for each of the NEOs:

Named Executive Officer	2025 Target Long-Term Incentive (% of Base Salary) (1)	2025 Target Long-Term Incentive

Richard M. Adams	165%	$ 2,305,184

Richard M. Adams, Jr.	250%	$ 2,750,000

James J. Consagra, Jr.	180%	$ 1,800,000

W. Mark Tatterson	165%	$ 1,126,125

Darren K. Williams	100%	$ 501,970

Footnote:

(1)	Based on base salary in effect on the date long-term incentive awards were granted.

Long-Term Incentive Compensation Design

Long-term incentive awards are a mix of time-based and performance-based restricted stock units (“RSUs”). Time-based units vest ratably over three years from the date of grant. Performance-based restricted stock units cliff-vest after assessment of Company performance over a period of three years. Both the time-based and performance-based restricted stock units are subject to a one-year post-vest holding period. The number of performance-based restricted stock units that vest is determined by two metrics measured relative to the Proxy Peer Group: Adjusted Return on Average Tangible Common Equity (“Adjusted ROATCE”) and Total Shareholder Return (“TSR”). The Committee believes that two measures provide balance and are consistent with market trends and current shareholder preferences. The goals were chosen to avoid overlap with the goals used in the Company’s Annual Incentive Plan. The Committee further believes that the three-year averaging period for Adjusted ROATCE and a three-year TSR performance period create multi-year linked performance goals.

Award Type	Weight	Vesting Based On	Vesting Schedule
Performance-Based RSUs	60%	3-year relative TSR and Adjusted ROATCE performance	100% vest in 2028
RSUs	40%	Continued service with the Company	33% vest in 2026, 2027, 2028

The performance measures associated with the performance-based awards are set forth in the table below. There will be no payout of the performance-based awards if the threshold performance is not achieved for that metric. Performance between each performance level is interpolated on a straight-line basis.

Performance-Based RSU Measure	Weight	Measurement	Threshold	Target	Maximum
TSR (3-Year) (Average of 3 Years)	50%	Relative	25th Percentile	50th Percentile	75th Percentile
Adjusted ROATCE (1) (Average of 3 Years)	50%	Relative	25th Percentile	50th Percentile	75th Percentile
Payout as a % of Target			50%	100%	150%

Footnote:

(1)

The Committee may make adjustments to ROATCE for both UBSI and its Proxy Peer Group to exclude merger-related expenses and other charges the Committee deems are not indicative of ongoing operations, in each case as deemed appropriate by the Committee.

2025 Long-Term Incentive Awards

The Committee determined awards for long-term incentives granted in 2025 at target for each NEO. The table below displays the breakdown between performance-based and time-based awards for each NEO.

Named Executive Officer | Position	Time-Based (40% of Award) (1)	Performance-Based (60% of Award) (1)

Richard M. Adams, Executive Chairman	$ 922,074	$ 1,383,110

Richard M. Adams, Jr., Chief Executive Officer	$ 1,100,000	$ 1,650,000

James J. Consagra, Jr., President	$ 720,000	$ 1,080,000

W. Mark Tatterson, Chief Financial Officer, and Treasurer	$ 450,450	$ 675,675

Darren K. Williams, Chief Risk and Information Officer	$ 200,788	$ 301,182

Footnote:

(1)

The dollar amounts shown above differ from the dollar amounts reflected in the Summary Compensation Table and the Grants of Plan Based Awards table, which were determined pursuant to FASB ASC Topic 718 and consider the probable outcome of the market-based condition restricted stock units using a Monte Carlo simulation model fair value.

The following table also displays the potential long-term incentive awards on a share basis for both the time-based and performance-based allocations. The performance-based awards listed below reflect the potential awards, based on the Company’s performance, on a share basis under multiple scenarios: “Below Threshold,” “Threshold,” “Target” and “Maximum.”

	Time-Based RSUs	Performance-Based RSUs

Named Executive Officer	# of Shares	Below Threshold (# of Shares)	Threshold (# of Shares)	Target (# of Shares)	Maximum (# of Shares)
Richard M. Adams	25,077	0	18,808	37,615	56,423
Richard M. Adams, Jr.	29,916	0	22,437	44,873	67,310
James J. Consagra, Jr.	19,581	0	14,686	29,372	44,058
W. Mark Tatterson	12,250	0	9,188	18,376	27,564
Darren K. Williams	5,461	0	4,095	8,191	12,286

2023 Long-Term Incentive Payouts

The following table outlines the performance metrics for the performance-based restricted stock units granted to the NEOs in February 2023. These are measured over a three-year period from fiscal year 2023 through 2025. Performance between each performance level is interpolated on a straight-line basis. The table also summarizes United’s performance relative to these goals over the measurement period and the performance level achieved.

Goal	Weight	Measurement	Threshold	Target	Maximum	Percentile Rank	Payout Percentage as (% of Target)
TSR (3-Year) (Average of 3 Years)	50%	Relative	25th Percentile	50th Percentile	75th Percentile	33rd Percentile	67%
Adjusted ROATCE (1) (Average of 3 Years)	50%	Relative	25th Percentile	50th Percentile	75th Percentile	37th Percentile	74%
Payout as a % of Target			50%	100%	150%		70%
Performance Level Achieved				“Between Threshold and Target”

Footnote:

(1)	Adjusted ROATCE relative to peers excludes merger-related expenses for both UBSI and its Proxy Peer Group.

The following table summarizes the shares of common stock earned from the grant of performance-based restricted stock units relative to target. The blended performance level achieved was between “threshold” and “target.”

Named Executive Officer	Performance-Based 2023 Awards
	Target (# of Shares)	Earned (# of Shares)

Richard M. Adams	22,804	16,008

Richard M. Adams, Jr.	24,341	17,087

James J. Consagra, Jr.	19,912	13,978

W. Mark Tatterson	13,177	9,250

Darren K. Williams	6,057	4,252

Other Compensation and Benefits

The Company provides other benefits to executive officers as well as all full-time employees. These benefits include the opportunity to participate in a Qualified Savings and Stock Investment Plan, medical and dental insurance plans, company-paid group life and long-term disability plans, and paid time off.

The Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a NEO in being productive and focused on their duties, and which the Committee believes are reasonable and consistent with the Company’s overall compensation program. The Committee periodically reviews the personal benefits provided to the NEOs.

Retirement Benefits

United has a defined benefit retirement plan covering substantially all employees hired prior to October 1, 2007. Employees who meet the minimum age requirement, work at least 1,000 hours per year, and were hired prior to October 1, 2007 are covered under the United Bankshares, Inc. Pension Plan (the “Pension Plan”). The cost of the Pension Plan is fully funded by the Company. Employees hired or rehired on or after October 1, 2007, are not eligible to participate in this Pension Plan. The Pension Plan benefit is based on years of service and average salary. Maximum salary levels are set each year based on Internal Revenue Service regulations and are generally less than the average salary of the NEOs. These maximum levels limit the qualified pension benefit payout available to NEOs’ percentage of current base pay.

To provide funding for the Internal Revenue Service limitation on tax-qualified pension plan benefits, United provides Supplemental Executive Retirement Plan (“SERP”) agreements to the NEOs. SERP agreements have been historically provided to executives in the banking industry, and the Company considers them a necessary element of a competitive compensation package.

Non-Qualified Deferred Compensation

The NEOs, in addition to certain other executives, are eligible to participate in the Company’s Non-Qualified Retirement and Savings Plan. Under the Non-Qualified Retirement and Savings Plan, eligible employees can defer up to 100% of their cash compensation in excess of the limits prescribed by the Internal Revenue Service. The Company does not match or supplement executive contributions to this Plan. The Non-Qualified Retirement and Savings Plan is discussed in further detail under the heading “2025 Non-Qualified Deferred Compensation” on page 50.

Employment Agreements

The Company’s Executive Chairman, Richard M. Adams, has an employment agreement with the Company. See the description of Mr. Adams’ Employment Agreement under the heading “Employment Contracts of Named Executive Officers” on page 46.

In deciding to enter into an Employment Agreement with Mr. Adams and in deciding to extend the term of Mr. Adams’ Employment Agreement, the Company considered the following factors: the Company’s consistent long-term success in attaining its performance goals under Mr. Adams’ leadership; Mr. Adams’ 56 years of service to the Company; and the growth of the Company from a single office $100 million bank to a $34 billion regional bank holding company, successfully negotiating, executing and closing 34 acquisitions during his administration. During Mr. Adams’ 46-year tenure as CEO, he presided over various economic and credit cycles, including the Great Recession, all while continuing to create substantial long-term returns for the Company’s shareholders. The Company has increased its dividend to shareholders for 52 consecutive years, a record only one other major banking company in the United States has achieved. During Mr. Adams’ tenure as CEO, the Company increased its dividend to shareholders for 46 consecutive years. If you had invested $100,000 at the start of this administration, including dividend reinvestment, it would have been worth approximately $17.6 million on December 31, 2025.

Change in Control Agreements

The Company has entered into Change in Control agreements with our NEOs other than Richard M. Adams (the “Change in Control Agreements”). The Change in Control Agreements are designed to promote stability and continuity of senior management, as well as to provide greater consistency across the executive team as to the terms and conditions for severance following a qualifying termination of employment in connection with a change in control of the Company. Information regarding applicable payments under such agreements for the NEOs is provided under the heading “Potential Payments upon Termination or Change in Control” on page 51.

Minimum Stock Ownership Requirements

The following is a summary of the minimum stock ownership requirements for outside directors and executive officers:

•	Each outside director must beneficially own at least 5,000 shares of the Company’s common stock and options, taken together;

•	The Chief Executive Officer must beneficially own at least six times (6x) his or her base salary in shares of the Company’s common stock and options, taken together; and

•

Each named executive officer (not including the Chief Executive Officer) must beneficially own at least three times (3x) his or her salary in shares of the Company’s common stock and options, taken together.

Anti-Hedging and Pledging Policy

At a meeting held on February 23, 2015, the Board approved a policy whereby the outside directors and the executive officers of United are prohibited from hedging their ownership of United stock, including trading in publicly traded options, puts, calls, or other derivative instruments related to United stock.

The policy also prohibits members of the Board and named executive officers from, directly or indirectly, pledging the Company’s equity securities. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interests, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise, but does not include either the involuntary imposition of liens, such as tax liens arising from legal proceedings, or customary purchase and sale agreements, such as Rule 10b5-1 plans. All existing pledging arrangements in effect as of February 23, 2015 were grandfathered. Any exceptions to this policy must be approved by the Chairman of the Governance and Nominating Committee and the Chief Executive Officer. As of March 3, 2026, the number of shares pledged by Board members and the named executive officers represented 0.15% of the common shares outstanding. Over the last five years, the aggregate number of shares pledged has not exceeded 1% of common shares outstanding.

Clawback Policy

In November 2023, the Committee approved the United Bankshares, Inc. Compensation Recoupment Policy (the “Clawback Policy”), which applies to all our NEOs and other certain covered executive officers. Under the policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then each executive officer must pay back the excess incentive compensation amount paid to such officer over the corrected incentive compensation payment after applying the restatement. This Clawback Policy complies with the NASDAQ listing standards mandated by Section 954 of the Dodd-Frank Act and applies to all incentive-based compensation received by a covered executive officer on or after October 2, 2023. The clawback provisions in the United Bankshares, Inc. 2020 Long-Term Incentive Plan (“2020 LTI Plan”) apply to any incentive-based compensation received by a covered executive officer prior to October 2, 2023.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. However, the Committee may approve compensation that will not meet these requirements to ensure competitive levels of total compensation for its executive officers.

Non-Qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. A more detailed discussion of the Company’s non-qualified deferred compensation arrangements is provided on page 50 under the heading “2025 Non-Qualified Deferred Compensation.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program, and Stock Award Program in accordance with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, “Compensation-Stock Compensation” (“ASC Topic 718”).

Use and Reconciliation of Non-GAAP Financial Measures

We refer to financial measures that are determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) in this Proxy Statement and in the accompanying Annual Report.

Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in the banking industry. Specifically, this Proxy Statement and accompanying annual report contain certain references to financial measures identified as average tangible common equity, return on average tangible common equity, and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position. A reconciliation of these non-GAAP measures to the comparable GAAP measures is set forth below. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies and should not be considered a substitute for GAAP-based measures.

Return on Average Tangible Common Equity (“ROATCE”)	For the Year Ended December 31, 2025

(Dollars in thousands)

Net Income (GAAP) (a)	$464,603

Average Total Shareholders’ Equity (GAAP) (b)	$5,385,592

Less: Average Total Intangibles	(2,054,531)

Average Tangible Common Equity (non-GAAP) (c)	$3,331,061

Return on Average Equity (GAAP) [(a)/(b)]	8.63%

Return on Average Tangible Common Equity (non-GAAP) [(a)/(c)]	13.95%

Tangible Book Value Per Share	At December 31, 2025

(Dollars in thousands, except per share data)

Total Shareholders’ Equity (GAAP) (a)	$5,495,983

Less: Total Intangibles	(2,051,115)

Tangible Equity (non-GAAP) (b)	$3,444,868

EOP Shares Outstanding (net of treasury stock) (c)	139,880,247

Book Value Per Share (GAAP) [(a)/(c)]	$39.29

Tangible Book Value Per Share (non-GAAP) [(b)/(c)]	$24.63

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s NEOs as determined as of the end of 2025, 2024, and 2023.

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)		Non-Equity Incentive Plan Compen- sation (2)		Change in Pension Value and Non-qualified Deferred Compen- sation Earnings (3)		All Other Compen- sation (4)		Total
Richard M. Adams Executive Chairman	2025 2024 2023	$ $ $	1,421,530 1,377,385 1,328,179	— — —	$ $ $	2,216,223 2,126,290 1,535,293	$ $ $	1,643,906 1,518,161 1,118,968		— — —	$ $ $	60,082 61,872 59,465	$ $ $	5,341,741 5,083,708 4,041,905
Richard M. Adams, Jr. Chief Executive Officer	2025 2024 2023	$ $ $	1,131,731 1,057,692 978,846	— — $500,000	$ $ $	2,643,865 2,386,712 1,638,745	$ $ $	2,199,120 1,992,222 1,087,586	$ $ $	105,617 16,583 134,622	$ $ $	60,317 85,670 59,296	$ $ $	6,140,650 5,538,879 4,399,095
James J. Consagra, Jr. President	2025 2024 2023	$ $ $	1,028,846 957,692 878,846	— — $250,000	$ $ $	1,730,537 1,546,593 1,340,589	$ $ $	1,599,360 1,448,889 866,172	$ $ $	162,635 52,730 166,781	$ $ $	45,324 29,852 41,686	$ $ $	4,566,702 4,035,756 3,544,074
W. Mark Tatterson Executive Vice President, Chief Financial Officer and Treasurer	2025 2024 2023	$ $ $	702,188 668,750 628,846	— — —	$ $ $	1,082,659 1,023,914 887,156	$ $ $	873,251 750,244 538,828	$ $	133,147 — 187,024	$ $ $	56,771 37,737 48,615	$ $ $	2,848,016 2,480,645 2,290,469
Darren K. Williams Chief Risk and Information Officer	2025 2024 2023	$ $ $	516,450 491,857 470,288	— — —	$ $ $	482,610 456,388 407,789	$ $ $	602,124 470,364 327,723	$ $ $	59,091 21,947 49,257	$ $ $	39,052 37,737 38,288	$ $ $	1,699,327 1,478,293 1,293,345

Footnotes:

(1)

The amounts for the awards of restricted stock units shown in this table represent the target dollar amount of awards during the fiscal year determined pursuant to FASB ASC Topic 718. For 2025, the compensation amount was calculated using a grant date closing stock price of $36.77 for time-based and Adjusted ROATCE performance-based condition restricted stock units and $32.04 for the TSR performance-based condition restricted stock units which was based on a Monte Carlo simulation model fair value. For 2024, the compensation amount was calculated using a grant date closing stock price of $34.36 for time-based and Adjusted ROATCE performance-based condition restricted stock units and $29.17 for the TSR performance-based condition restricted stock units which was based on a Monte Carlo simulation model fair value. For 2023, the compensation amount was calculated using a grant date closing stock price of $40.98 for time-based and Adjusted ROATCE performance-based condition restricted stock units and $39.03 for the TSR performance-based condition restricted stock units, which was based on a Monte Carlo simulation model fair value. Fair values of performance-based restricted stock unit awards assuming maximum performance as of the date of grant are as follows:

Name	Fair Value at Maximum Performance
	2025	2024	2023

Richard M. Adams	$2,074,674	$2,004,494	$1,401,762

Richard M. Adams, Jr.	2,474,989	2,249,962	1,496,262

James J. Consagra, Jr.	1,620,013	1,458,032	1,223,991

W. Mark Tatterson	1,013,528	965,241	810,011

Darren K. Williams	451,756	430,256	372,344

(2)

The amounts disclosed were awarded pursuant to United’s Non-Equity Incentive Plan, which is based on financial performance measures that are communicated to the NEOs. A more detailed discussion of terms of such plan and its application in 2025 is set forth in the Compensation Discussion and Analysis under the heading “Annual Incentive Plan.” The amounts earned under United’s Non-Equity Incentive Plan are disclosed in the year earned, although paid in the following year.

(3)

Change in value of executive officer’s Pension Plan and SERP benefit plus any in-service distributions during the year are presented. Aggregate declines in Pension Plan and SERP values offset by any in-service distributions are not included in the table above. In 2025, for Mr. Richard Adams, his Pension Plan value decreased $37,470, his SERP value decreased $318,583 and he received payments of $108,964 from his Pension Plan during the year. For Mr. Richard Adams, Jr., his Pension Plan value increased $99,412 and his SERP value increased $6,205. For Mr. Consagra, his Pension Plan value increased $156,430 and his SERP value increased $6,205. For Mr. Tatterson, his Pension Plan value increased $76,083 and his SERP value increased $57,064. For Mr. Williams, his SERP value increased $59,091. Mr. Williams does not participate in the Pension Plan.

(4)

“All Other Compensation” includes perquisites and other personal benefits such as company contributions to the executive officer’s 401(k) plan, life insurance, health and disability coverage premiums. The following table shows amounts included in the “All Other Compensation” column for each NEO in 2025 to the extent the total value of such perquisites and other personal benefit was equal to or exceeded $10,000, as required under SEC rules.

Name	Registrant matching contributions to 401(k) plan ($)	Registrant contributions to health insurance premiums ($)	Registrant contributions to long-term disability insurance premiums ($)	Registrant contributions to life insurance premiums ($)	Perquisites ($)
Richard M. Adams	$17,500	$10,414	$657	$ 900	$30,611
Richard M. Adams, Jr.	$17,500	$19,212	$540	$1,800	$21,265
James J. Consagra, Jr.	$17,500	$10,955	$540	$1,800	$14,529
W. Mark Tatterson	$17,500	$19,212	$540	$1,800	$17,719
Darren K. Williams	$17,500	$19,212	$540	$1,800	—

Perquisites are valued based on their incremental cost to United in accordance with SEC regulations. Aggregate perquisites of $30,611 provided to Mr. Adams in 2025 included sporting and country club memberships and the personal use of a company automobile. Aggregate perquisites of $21,265 provided to Mr. Adams, Jr. in 2025 included dinner, social and country club memberships and the personal use of a company automobile. Aggregate perquisites of $14,529 provided to Mr. Consagra in 2025 included a country club membership and the personal use of a company automobile Aggregate perquisites of $17,719 provided to Mr. Tatterson in 2025 included a country club membership, the personal use of a company automobile and a company-paid for medical exam.

Salary and bonus amounts paid to the NEOs as a percentage of total compensation are as follows for 2025: Mr. Adams – 26.61%; Mr. Adams, Jr. – 18.43%; Mr. Consagra – 22.64%; Mr. Tatterson – 24.66% and Mr. Williams – 30.39%.

2025 Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of all plan-based awards in the fiscal year 2025 to the NEOs.

Name	Type of Award*	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Adams	AIP RSUT RSUP	2/20/2025 2/20/2025 2/20/2025	$539,622 — —	$1,079,245 — —	$1,726,792 — —	— — 18,808	— — 37,615	— — 56,423	— 25,077 —	$ $	— 922,081 1,294,142
Richard M. Adams, Jr.	AIP RSUT RSUP	2/20/2025 2/20/2025 2/20/2025	$721,875 — —	$1,443,750 — —	$2,310,000 — —	— — 22,437	— — 44,873	— — 67,310	— 29,916 —	$ $	— 1,100,011 1,543,854
James J. Consagra, Jr.	AIP RSUT RSUP	2/20/2025 2/20/2025 2/20/2025	$525,000 — —	$1,050,000 — —	$1,680,000 — —	— — 14,686	— — 29,372	— — 44,058	— 19,581 —	$ $	— 719,993 1,010,544
W. Mark Tatterson	AIP RSUT RSUP	2/20/2025 2/20/2025 2/20/2025	$286,650 — —	$573,300 — —	$917,280 — —	— — 9,188	— — 18,376	— — 27,564	— 12,250 —	$ $	— 450,433 632,226
Darren K. Williams	AIP RSUT RSUP	2/20/2025 2/20/2025 2/20/2025	$197,651 — —	$395,301 — —	$632,483 — —	— — 4,095	— — 8,191	— — 12,286	— 5,461 —	$ $	— 200,801 281,809

Footnotes:

*	AIP = Annual Cash Incentive; RSUT = Time-Based Restricted Stock Units; RSUP = Performance-Based Restricted Stock Units

(1)

Amounts represent potential payout opportunities under United’s Annual Incentive Plan for each of the NEOs. As further detailed in the section entitled “Annual Incentive Plan” in the Compensation Discussion and Analysis, the award opportunities presented in the table are based on percentages of base salary and performance measures for 2025. Actual awards earned for 2025 are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation.”

(2)

Shares of performance-based restricted stock units granted in 2025 were made under the 2020 LTI Plan as approved by shareholders on May 12, 2020. These columns represent the potential number of restricted stock units to be vested based on the Company’s performance in 2025, 2026 and 2027. The number of performance-based restricted stock units that vest is determined by the Company’s three-year Adjusted ROATCE and TSR measured relative to peers. See the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for a description of the terms of these awards.

(3)

Shares of time-based restricted stock units granted in 2025 were made under the 2020 LTI Plan as approved by shareholders on May 12, 2020. These restricted stock units vest ratably over a period of three years.

(4)

Recipients of restricted stock units do not pay any consideration to United for these units, do not have the right to vote these units or receive dividends on these units until such units vest. Vesting is generally based upon continued employment through the vesting date.

(5)

Amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in 2025 computed in accordance with FASB ASC Topic 718. The grant date fair value was calculated using a grant date closing stock price of $36.77 for time-based and Adjusted ROATCE performance-based condition restricted stock units and $32.04 for the TSR performance-based condition restricted stock units which was based on a Monte Carlo simulation model fair value.

Employment Contracts of Named Executive Officers

On February 22, 2022, the Company and Richard M. Adams entered into the Amended and Restated Employment Agreement (the “Employment Agreement”). Under the Employment Agreement, Mr. Adams is employed as the Executive Chairman of the Board of Directors of the Company, and as Chairman of the Board

of Directors of the Company’s banking subsidiary, United Bank, until March 31, 2025, unless terminated or extended pursuant to the Employment Agreement. The Compensation and Human Capital Committee of United reviews this Employment Agreement at least annually, and may, with the approval of Mr. Adams, extend the term of this Employment Agreement annually for additional one (1) year periods. This contract was amended on February 19, 2026 to provide for continued employment for Mr. Adams and to extend the term of the contract through March 31, 2029.

Commencing June 5, 2026, Mr. Adams will be paid a base salary equal to $1,496,553 and additional benefits consistent with the position. No decreases in the base salary shall be permitted during the term. In addition to the base salary provided, Mr. Adams shall be entitled to receive incentive compensation from United or United Bank in accordance with plans adopted by their Boards of Directors, and such incentive compensation, if not deferred by Mr. Adams pursuant to any deferral election which may be available to Mr. Adams under any plan adopted by United or United Bank (if any), shall be paid with respect to services rendered by Mr. Adams in any year no later than the fifteenth day of the third month of the following year.

Bank Owned Life Insurance (“BOLI”)

United has purchased BOLI policies covering several key company officers including the NEOs. The purchase of BOLI represents a tax-advantaged financing strategy that permits the Company to meet its increasing benefit liability obligations in a more cost-effective manner. The intent is to create an independent source of funds to recoup some of the benefit expenses. The policies’ earnings, including death proceeds, will be used to offset and recover a portion of the costs to carry the policies. Interest earned on the cash value is not subject to tax unless the policies are surrendered or borrowed against before the insured’s death.

Employee Benefit Plans

Except for the Deferred Compensation Plan applicable to directors, no directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

United’s subsidiaries provide, on a substantially non-contributory basis for all full-time employees, including the NEOs, life and disability insurance. Life insurance with a value of 250% of base salary, up to a maximum benefit of $1,000,000, is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000, is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all full-time salaried employees of United and its subsidiaries.

2025 Pension Benefits

Pension Plan. The United Bankshares, Inc. Pension Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to all regular employees (with some exceptions) hired prior to October 1, 2007. Participation was automatic for those employees hired before October 1, 2007 and began on January 1 or July 1 after an eligible employee completed one (1) year of service (12 consecutive months during which the employee completes at least 1,000 hours of service) and reached the age of 21.

Normal benefits under the Pension Plan are based on these factors:

•	years of credited service,

•	compensation of the employee, and

•	Social Security covered compensation.

An employee is 100% vested when the first of the following occurs:

•	the employee completes at least 5 years of service,

•	the employee reaches the normal retirement date, or

•	the employee reaches early or disability retirement (regardless of whether the employee actually retires).

For purposes of calculating benefits under the Pension Plan, compensation is generally the pay an employee receives from United, including any pre-tax savings under a 401(k) plan maintained by United and salary reductions under an Internal Revenue Code Section 125 plan. Compensation does not include overtime, bonuses or director’s fees. Maximum compensation limits for benefit calculations are set by governmental rules. The limit is indexed and may change each year. For 2025, the limit was $280,000.

The employee’s average compensation is used to calculate his or her retirement benefit. Average compensation is the employee’s average pay over the consecutive five years out of the last ten years with the Company that produces the highest average.

Benefits are paid under the Pension Plan when an employee retires. Retirement under the Pension Plan can be normal retirement, early retirement, delayed retirement or disability retirement.

If an employee retires at the normal retirement age of 65, then the employee’s monthly normal retirement benefit is equal to the sum of 1.25% of average compensation and 0.5% of average compensation in excess of Social Security covered compensation, multiplied by years of service up to 25 years. If an employee terminates employment before his or her normal retirement date, the employee is entitled to his or her vested accrued benefit. The employee will receive the benefits upon early retirement or at his or her normal retirement date, whichever comes first.

An employee may elect early retirement after he or she reaches age 55 and has completed at least five years of service. The early retirement benefit is equal to the employee’s accrued benefit as of his or her early retirement date. If payment of the early retirement benefit begins before the employee’s normal retirement date, then the benefit is reduced.

Supplemental Executive Retirement Agreements. United has entered into SERPs with certain NEOs to encourage such officers to remain employees of United. The SERPs are designed to provide a certain level of post-retirement income to the individuals who have a significant impact on the long-term growth and profitability of United. A more detailed description of the SERPs begins on page 51 of this Proxy Statement.

The following table shows the present value of the accumulated benefit under the Pension Plan and the SERPs as well as the dollar amount of any payments and benefits paid to each NEO during the last completed fiscal year and the years of credited service for each of the NEOs. The values in the table reflect the actuarial present value of the NEO’s accumulated benefit under each plan, computed as of December 31, 2025.

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Richard M. Adams	Pension Plan	57	$1,037,722	$108,964
	SERP	35	$4,392,725	—

Richard M. Adams, Jr.	Pension Plan	31	$1,033,988	—
	SERP	22	$1,023,363	—

James J. Consagra, Jr.	Pension Plan	28	$1,577,823	—
	SERP	22	$1,023,363	—

W. Mark Tatterson	Pension Plan	29	$ 693,488	—
	SERP	12	$ 661,354	—

Darren K. Williams	SERP	8	$ 319,033	—

Footnote:

(1)

The benefits payable under the SERPs are triggered upon the NEO reaching a certain age as opposed to years of service as more fully described on page 51 under the heading of “Potential Payments upon Termination or Change in Control.” Messrs. Adams, Adams, Jr., Consagra and Tatterson are fully vested in their respective SERP benefits.

The present value of the accumulated benefit for both the SERP and the Pension Plan benefits was calculated using the following weighted-average assumptions: discount rate of 5.76%; compensation increase rates of 6.00% prior to age 40, 5.50% between the ages of 40-49, 5.00% between the ages of 50-54, 4.00% between the ages of 55-64 and 3.00% otherwise. Benefits under both the Pension Plan and the SERP are based on annual base salary and do not include bonuses, directors’ fees, expense reimbursements, and employer contributions to retirement plans.

Benefit figures shown are computed on the assumption that participants will retire at the earliest time available under the Pension Plan without any benefit reduction due to age. For the Pension Plan, the earliest retirement age is 55. For the SERPs, the earliest retirement ages without benefit reduction due to age for the NEOs are as follows: Mr. Adams – 65; Mr. Adams, Jr. – 55; Mr. Consagra – 60; Mr. Tatterson – 60; and Mr. Williams – 62.

The Pension Plan and the SERP are designed to work together to provide each NEO with a certain level of benefits. Social Security benefits are deducted from the annual benefits payable under the Pension Plan. The annual benefits under the amended SERP for Mr. Adams is reduced by (i) fifty percent of the annual benefits payable at retirement under Social Security, (ii) the annual benefits payable upon retirement under the Pension Plan and (iii) the benefits attributable to the portion of the NEO’s account balances arising from the Company’s contributions to the United’s Savings and Stock Investment Plan.

As a general rule, United does not grant extra years of service under the Pension Plan and the SERP. Exceptions may occur, however, in the case of mergers and acquisitions.

Other Employee Plans

Each employee of United, including the NEOs, who completes ninety (90) days of qualified service, is eligible to participate in the United Bankshares, Inc. Savings and Stock Investment Plan, a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 100% of compensation to his/her account, subject to Internal Revenue Service maximum deferral limits. United will match 100% of the first 5% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United’s common stock. Purchases made by employees under this plan are coordinated by the Human Resources and Shareholder Relations Departments of United Bank, and involve stock purchased at market price for this purpose.

2025 Non-Qualified Deferred Compensation

United provides a Non-Qualified Retirement and Savings Plan (the “Non-Qualified Plan”) to provide a supplemental savings program for certain employees of the Company who are unable to make meaningful contributions to the United Savings and Stock Investment Plan. This plan is intended to benefit a select group of management or highly compensated employees of the Company. Each participant may elect to defer any percentage of his or her salary and annual cash incentive as a supplemental savings contribution. Participants may elect the manner in which their deferral contributions are deemed to be invested provided that no investments are made in assets located outside of the United States.

Participants are not entitled to the Non-Qualified Plan benefits prior to their date of employment termination. The benefits under the Non-Qualified Plan are paid upon a participant’s retirement, disability or termination of employment. Benefits are paid either as a single lump sum or substantially equal installments over a period of not less than three nor more than ten years as elected by the participant. Upon death of a participant, his or her named beneficiary(ies) will receive such participant’s benefits payable under the Non-Qualified Plan.

Each investment is subject to market risk. The degree of market risk varies by investment.

The following table shows the contributions, earnings and year-end balances for 2025 with respect to non-qualified deferred compensation plans for the NEOs.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Richard M. Adams	—	—	—	—	—

Richard M. Adams, Jr.	—	—	$50,225	—	$1,192,556

James J. Consagra, Jr.	—	—	$5,966	—	$49,195

W. Mark Tatterson	$271,560	—	$203,999	—	$1,667,565

Darren K. Williams	—	—	—	—	—

Footnotes:

(1)

These amounts represent a portion of the NEOs’ salaries and/or annual cash incentives, which are included in the numbers reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table that the NEOs contributed to Non-Qualified Plan.

(2)	None of the earnings shown above or in the previous year represent above-market or preferential earnings and, thus, are not included in the Summary Compensation Table.

(3)

For Mr. Adams, Jr., includes amounts previously reported in the Summary Compensation Table for years prior to 2025 and contributed to the Non-Qualified Plan ($1,130,978). For Mr. Consagra, includes amounts previously reported in the Summary Compensation Table for years prior to 2025 and contributed to the Non-Qualified Plan ($19,746). For Mr. Tatterson, includes amounts previously reported in the Summary Compensation Table for years prior to 2025 and contributed to the Non-Qualified Plan ($976,377).

Potential Payments upon Termination or Change in Control

Upon a termination of employment or a change in control of United, our NEOs would be eligible to receive payments and benefits under supplemental executive retirement agreements, a change in control agreement or employment agreement, as applicable to the NEO, equity based awards, disability benefits and life insurance.

Supplemental Executive Retirement Agreements. On July 27, 1990, United entered into a SERP with Mr. Adams, which has been amended from time to time. Mr. Adams’ SERP provides for an annual supplemental retirement benefit upon the termination of his employment with United or an affiliated or successor entity to United. The annual benefit will be equal to seventy percent (70%) of the average of Mr. Adams’ three highest base salaries, reduced by (1) fifty percent of benefits paid upon retirement under Social Security, (2) annual benefits payable upon retirement under the Pension Plan, and (3) the annual amount of benefits payable to Mr. Adams upon his normal retirement age, on a single life annuity basis, attributable to the portion of Mr. Adams’ account balances arising from employer contributions under the United Savings and Stock Investment Plan, and will be paid in annual installments for life, based on Mr. Adams’ life expectancy as determined under income tax regulations. If Mr. Adams is married at the time of his death, his spouse will be entitled to the annual benefit until her death, payable in annual installments. If Mr. Adams is not married at the time of his death and his death occurs prior to his receiving the annual benefit for five or more years, Mr. Adams’ estate will be entitled to the annual benefit for five years, payable in (a) annual installments if Mr. Adams’ had experienced a separation from service prior to his death or a (b) lump sum payment if Mr. Adams had not experienced a separation from service prior to his death. The benefits under Mr. Adams’ SERP are fully vested and will be paid on his termination of employment from United or an affiliated or successor entity to United for whatever reason, including, but not limited to, change in control, dismissal with or without cause, voluntary termination, expiration of contract or disability.

United has also entered into SERPs with each of Messrs. Adams, Jr., Consagra, Tatterson and Williams (the “Executive SERPs”). The Executive SERPs were first entered into on October 1, 2003, for Messrs. Adams, Jr. and Consagra, on November 7, 2013, for Mr. Tatterson, and on February 26, 2018 (with an effective date of March 1, 2017), for Mr. Williams, and have been amended from time to time. The Executive SERPs provide that, upon a termination on or after a specified retirement age, the executive will receive an annual benefit, paid in monthly installments for fifteen years. Upon a termination prior to the specified retirement age, the executive will receive a portion of the annual benefit determined based on a ten year vesting schedule; provided, that the executive shall receive the full annual benefit on a “SERP Qualifying Reason” which means a termination (i) at any time after a change in control on (A) a resignation by the executive for any reason or (B) a termination by the Company other than for cause, (ii) at any time regardless of whether a change in control has occurred on (A) a resignation by the executive for good reason or (B) a termination by the Company other than for cause, or (iii) due to disability or death. Benefits are paid in monthly installments for fifteen years, commencing the month following the later of executive’s specified retirement age or termination of employment or, in the event the executive’s employment terminates due to death, the month following such death. No benefits will be paid under the Executive SERPs in the event of a termination by the

Company for cause or if the executive engages in competitive activity within 12 months following the termination of his employment. The applicable annual benefits are as follows: Mr. Adams, Jr. – $100,000; Mr. Consagra – $100,000; Mr. Tatterson – $110,000; and Mr. Williams – $50,000. The applicable retirement ages are as follows: Mr. Adams, Jr. – 55; Mr. Consagra – 60; Mr. Tatterson – 60; Mr. Williams – 62. As of December 31, 2025, each of Messrs. Adams, Jr., Consagra and Tatterson are 100% vested in their annual benefit in the event of a termination prior to their applicable retirement age, and Mr. Williams was approximately 88% vested.

The Executive SERPs define “cause” as (i) gross negligence or gross neglect of duties, (ii) commission of a felony or of a gross misdemeanor involving moral turpitude or (iii) fraud, dishonesty or willful violation of any law or significant Company policy committed in connection with the executive’s employment and resulting in an adverse effect on the Company. The Executive SERPs define “good reason” as (i) a decrease in the total amount of the executive’s base salary, without the executive’s consent; or (ii) a material reduction in the importance of the executive’s job responsibilities, without the executive’s consent; or (iii) a geographical relocation of the executive to an office more than 50 miles from the executive’s office location immediately prior to such relocation, without the executive’s consent.

Change in Control Agreements. In July 2025, United entered into Change in Control Agreements with each of our NEOs other than Richard M. Adams. The Change in Control Agreements for Messrs. Adams, Jr. and Consagra supersede their prior change of control agreements. The Change in Control Agreements are designed to promote stability and continuity of senior management, as well as to provide greater consistency across the executive team as to the terms and conditions for severance following a qualifying termination of employment in connection with a change in control of the Company.

Generally, the Change in Control Agreements provide severance benefits to those NEOs if their employment ends under certain specified conditions after a “change in control” of United (as defined in the Company’s 2025 Equity Incentive Plan, a “CIC”). Severance benefits will be provided upon any termination of employment by the Company within two years following a CIC other than for “cause,” which includes (i) conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude, (ii) willful and continued failure to perform the officer’s duties, (iii) willful misconduct that is or may reasonably be expected to cause significant financial or reputational harm, and (iv) material breach of any applicable rules, procedures or policies. In addition, severance benefits will be provided if the officer terminates employment within two years following a CIC for “good reason,” which includes (i) a material reduction in the officer’s annual base salary, (ii) a material diminution in the officer’s positions, authority, duties or responsibilities, or (iii) a geographical relocation of the officer to an office more than fifty (50) miles from the officer’s location immediately prior to such relocation, in each case without the officer’s written consent.

In the event of a qualifying termination, and subject to the execution and non-revocation of a separation and general release agreement, each officer will receive severance benefits consisting of: (a) lump sum cash payment equal to two times (for Messrs. Tatterson and Williams) or three times (for Messrs. Adams, Jr. and Consagra) the sum of the officer’s annual base salary and target annual bonus; (b) a lump sum cash payment equal to a pro-rata annual bonus for the year of termination, based on actual performance, plus any unpaid bonus for the preceding year; and (c) if the officer timely elects and maintains continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, monthly payments equal to the amount the Company contributes for similarly situated active employees’ medical, dental, and vision insurance premiums for up to two years (for Messrs. Tatterson and Williams) or three years (for Messrs. Adams, Jr. and Consagra), unless the officer begins other employment that provides for health coverage benefits.

The Change in Control Agreements do not affect the right of United to terminate the officers, or change the salary or benefits of the officers, with or without cause, prior to any CIC.

Estimated Payments upon Termination or Change in Control. The following quantitative disclosure was prepared assuming each NEO’s employment was terminated, or a change in control of United occurred, on December 31, 2025, performance-based RSUs vested at target, and that no amounts would subject an NEO to excise tax under Section 4999 of the Internal Revenue Code and the Company would not be denied a deduction under Section 280G of the Internal Revenue Code. The value of equity award vesting was calculated by multiplying the number of restricted stock units that would be eligible to vest by the price per share of the Company’s stock on December 31, 2025 ($38.40 per share).

Mr. Adams

SERP. In the event Mr. Adams’ employment terminated for any reason, he (or his spouse or his estate) would be entitled to benefits under his SERP (annual benefit of $466,938), to be paid in accordance with the terms described above under “Supplemental Executive Retirement Agreements.”

Employment Agreement. In the event Mr. Adams’ employment terminated for a “qualifying reason”, Mr. Adams (or his family or his estate) would be entitled to a lump sum severance payment equal to three times the sum of his base salary and target cash incentive ($7,554,713) under his Employment Agreement. A “qualifying reason” for purposes of Mr. Adams’ Employment Agreement is his termination (i) by mutual agreement between Mr. Adams and the Company, (ii) within six months following a change in control due to specified changes in Mr. Adams’ compensation or employment terms without his prior written consent, (iii) due to disability or death, (iv) a material breach by United of the Employment Agreement or (v) United’s insolvency.

Equity Award Vesting. In the event Mr. Adams’ employment terminated (i) due to retirement (ii) due to disability or death or (iii) on or after a change in control, 47,431 RSUs ($1,821,350) and 99,311 performance-based RSUs ($3,813,542) would vest.

Disability and Death Benefits. In the event Mr. Adams’ employment terminated due to disability, he would be eligible for disability benefits ($198,000 in the aggregate), payable in monthly installments of $16,500. In the event Mr. Adams’ employment terminated due to death, his beneficiary would receive a benefit of $500,000 from a company-paid life insurance policy.

Mr. Adams, Jr.

SERP. In the event Mr. Adams, Jr.’s employment terminated, except for a termination by the Company for cause, he (or his beneficiary) would be entitled to benefits under his SERP ($1,500,000 in the aggregate), to be paid in accordance with the terms described above under “Supplemental Executive Retirement Agreements.”

Equity Award Vesting. In the event Mr. Adams, Jr.’s employment terminated (i) due to disability or death or (ii) on or after a change in control, 54,729 RSUs ($2,101,594) and 112,869 performance-based RSUs ($4,334,170) would vest.

Disability and Death Benefits. In the event Mr. Adams, Jr.’s employment terminated due to disability, he would be eligible for disability benefits ($1,200,000 in the aggregate), payable in monthly installments of $10,000. In the event Mr. Adams, Jr.’s employment terminated due to death, his beneficiary would receive a benefit of $1,000,000 from a company-paid life insurance policy.

Change in Control Agreement. In the event Mr. Adams, Jr.’s employment terminated (i) by the Company without cause or (ii) by Mr. Adams, Jr. for good reason, in each case within 24 months following a change in control, Mr. Adams, Jr. would be entitled to benefits under his Change in Control Agreement ($10,085,649), to be paid in accordance with the terms described above under “Change in Control Agreements.”

Mr. Consagra

SERP. In the event Mr. Consagra’s employment terminated, except for a termination by the Company for cause, he (or his beneficiary) would be entitled to benefits under his SERP ($1,500,000 in the aggregate), to be paid in accordance with the terms described above under “Supplemental Executive Retirement Agreements.”

Equity Award Vesting. In the event Mr. Consagra’s employment terminated (i) due to disability or death or (ii) on or after a change in control, 36,581 RSUs ($1,404,710) and 77,573 performance-based RSUs ($2,978,803) would vest.

Disability and Death Benefits. In the event Mr. Consagra’s employment terminated due to disability, he would be eligible for disability benefits ($360,000 in the aggregate), payable in monthly installments of $10,000. In the event Mr. Consagra’s employment terminated due to death, his beneficiary would receive a benefit of $1,000,000 from a company-paid life insurance policy.

Change in Control Agreement. In the event Mr. Consagra’s employment terminated (i) by the Company without cause or (ii) by Mr. Consagra for good reason, in each case within 24 months following a change in control, Mr. Consagra would be entitled to benefits under his Change in Control Agreement ($7,951,368), to be paid in accordance with the terms described above under “Change in Control Agreements.”

Mr. Tatterson

SERP. In the event Mr. Tatterson’s employment terminated, except for a termination by the Company for cause, he (or his beneficiary) would be entitled to benefits under his SERP ($1,650,000 in the aggregate), to be paid in accordance with the terms described above under “Supplemental Executive Retirement Agreements.”

Equity Award Vesting. In the event Mr. Tatterson’s employment terminated (i) due to disability or death or (ii) on or after a change in control, 23,504 RSUs ($902,554) and 50,281 performance-based RSUs ($1,930,790) would vest.

Disability and Death Benefits. In the event Mr. Tatterson’s employment terminated due to disability, he would be eligible for disability benefits ($2,040,000 in the aggregate), payable in monthly installments of $10,000. In the event Mr. Tatterson’s employment terminated due to death, Mr. Tatterson’s beneficiary would receive a benefit of $1,000,000 from a company-paid life insurance policy.

Change in Control Agreement. In the event Mr. Tatterson’s employment terminated (i) by the Company without cause or (ii) by Mr. Tatterson for good reason, in each case within 24 months following a change in control, Mr. Tatterson would be entitled to benefits under his Change in Control Agreement ($3,513,287), to be paid in accordance with the terms described above under “Change in Control Agreements.”

Mr. Williams

SERP. In the event Mr. Williams’ employment terminated for any reason, except for a SERP Qualifying Reason or a termination by the Company for cause, he would be entitled to partial benefits under his SERP ($662,475 in the aggregate), to be paid in accordance with the terms described above under “Supplemental Executive Retirement Agreements.” In the event Mr. Williams’ employment terminated for a SERP Qualifying Reason, he (or his beneficiary) would be entitled to full benefits under his SERP ($750,000 in the aggregate), to be paid in accordance with the terms described above under “Supplemental Executive Retirement Agreements.”

Equity Award Vesting. In the event Mr. Williams’ employment terminated (i) due to disability or death or (ii) on or after a change in control, 10,520 RSUs ($403,968) and 22,596 performance-based RSUs ($867,686) would vest.

Disability and Death Benefits. In the event Mr. Williams’ employment terminated due to disability, he would be eligible for disability benefits ($1,680,000 in the aggregate), payable in monthly installments of $10,000. In the event Mr. Williams’ employment terminated due to death, his beneficiary would receive a benefit of $1,000,000 from a company-paid life insurance policy.

Change in Control Agreement. In the event Mr. Williams’ employment terminated (i) by the Company without cause or (ii) by Mr. Williams for good reason, in each case within 24 months following a change in control, Mr. Williams would be entitled to benefits under his Change in Control Agreement ($2,507,052), to be paid in accordance with the terms described above under “Change in Control Agreements.”

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation for our median paid employee, as well as the ratio of this employee’s total compensation compared to the total compensation of Mr. Richard M. Adams, Jr., our CEO.

For 2025, our last completed fiscal year:

•  The median of the annual total compensation of all employees of our company (other than Mr. Adams, Jr.), was $72,502; and

•  The annual total compensation of Mr. Adams, Jr., our CEO was $6,140,650.

Based on this information, the ratio for 2025 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 85 to one. Total compensation for our CEO and the median employee includes company 401(k) plan matches and company paid life, health and disability insurance premiums (to the extent these individuals participated in these programs).

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•  As of December 31, 2025, we identified our employee population including any full-time, part-time, temporary, or seasonal employees employed on that date.

•  To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2025. No full-time equivalent or annualized adjustments were made for any employees.

•  We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•  After identifying the median employee, we added together all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $72,502. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table.

•  We identified our median employee and calculated our CEO pay ratio in accordance with SEC rules and methods for disclosure for the year ended December 31, 2025. Due to differences in our employee population each year and the nature of the methodology we use to identify our median employee, differences in reported compensation between our median employees identified for 2025 and prior years do not necessarily reflect overall employee compensation movement at the Company.

2025 Pay Versus Performance Table
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding the relationship between executive compensation to our NEOs and Company performance for the fiscal years listed below. In determining “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table, as the valuation methods required by this disclosure differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (“PEO”), compensation is reported as an average. The Compensation and Human Capital Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of
the years shown.

Year	Summary Compensation Table Total for PEO (1)		Compensation Actually Paid to PEO (2)(3)		Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paidi to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($000) (6)	“Core” Diluted Earnings Per Share (7)
	Richard M. Adams	Richard M. Adams, Jr.	Richard M. Adams	Richard M. Adams, Jr.			Total Shareholder Return (4)	Peer Group Shareholder Return (5)

2025	—	$6,140,650	—	$7,022,966	$3,613,947	$4,084,792	$145.17	$149.15	$464,603	$3.27

2024	—	$5,538,879	—	$4,597,637	$3,269,601	$2,709,228	$136.31	$139.30	$372,996	$2.75

2023	—	$4,399,095	—	$3,717,513	$2,792,448	$2,253,400	$130.80	$115.53	$366,313	$2.78

2022	$4,180,867	$2,663,331	$5,150,164	$3,031,307	$1,726,321	$2,044,967	$135.02	$119.65	$379,627	$2.80

2021	$4,629,578	—	$6,285,498	—	$1,769,377	$2,144,686	$116.35	$142.91	$367,738	$2.96
Footnotes:

(1)
Richard M. Adams was our PEO for 2021 and from January 1, 2022 until March 31, 2022. Richard M. Adams, Jr. was our PEO for the remainder of 2022 and is our current PEO. The individuals comprising our other NEOs other than the PEO (the
“Non-PEO
NEOs”) for each year presented are listed below.

2021	2022	2023-2025

Richard M. Adams, Jr.	James J. Consagra, Jr.	Richard M. Adams

James J. Consagra, Jr.	W. Mark Tatterson	James J. Consagra, Jr.

W. Mark Tatterson	Jerold L. Rexroad	W. Mark Tatterson

Jerold L. Rexroad	Darren K. Williams	Darren K. Williams

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the positive changes in the Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the actuarially determined service cost for services rendered by the executives during the listed year. There were no adjustments for “prior service costs” required to be included in the Inclusion of Pension Service Cost column. Any negative pension service costs are excluded from this
column.

Year	Summary Compensation Table Total for Richard M. Adams, Jr. ($)	Exclusion of Change in Pension Value for Richard M. Adams, Jr. ($)	Exclusion of Stock Awards and Option Awards for Richard M. Adams, Jr. ($)	Inclusion of Pension Service Cost for Richard M. Adams, Jr. ($)	Inclusion of Equity Values for Richard M. Adams, Jr. ($)	Compensation Actually Paid to Richard M. Adams, Jr. ($)

2025	6,140,650	(105,617)	(2,643,865)	—	3,631,798	7,022,966

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	3,613,947	(88,718)	(1,378,007)	8,591	1,928,979	4,084,792
The amounts in the Inclusion of Equity Values in the tables above are derived from adding or deducting the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Richard M. Adams, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Richard M. Adams, Jr. ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Richard M. Adams, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Richard M. Adams, Jr. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Richard M. Adams, Jr. ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Richard M. Adams, Jr. ($)	Total— Inclusion of Equity Values for Richard M. Adams, Jr. ($)

2025	3,136,805	437,175	—	57,818	—	—	3,631,798

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total—Average Inclusion of Equity Values for Non-PEO NEOs ($)

2025	1,634,936	241,287	—	52,757	—	—	1,928,979

(4)
The Company’s TSR set forth in the table assumes $100 was invested for the period beginning December 31, 2020 through the end of the listed year in the
Company, with reinvestment of dividends. There is no assurance that the Company’s common stock performance will continue in the future with the same or similar trends as depicted in the table.

(5)
The Peer Group TSR set forth in this table utilizes the NASDAQ Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2025. The Peer Group TSR assumes $100 was invested for the period starting December 31, 2020 through the end of the listed year in the NASDAQ Bank Index.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(7)
We determined “Core” Diluted Earnings Per Share to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our NEOs in 2025. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. The “Core” Diluted Earnings Per Share amount for 2025, 2024 and 2022 represents earnings per diluted share reflected in the Company’s audited financial statements in accordance with GAAP with no adjustments. The “Core” Diluted Earnings Per Share amount for 2023 represents the earnings per diluted share reflected in the Company’s audited financial statements adjusted to exclude approximately $12.0 million, before tax, of noninterest expense incurred in the fourth quarter of 2023 for the FDIC “special assessment”

levied on banking organizations following the 2023 Banking Crisis, a non-GAAP
measure. The “Core” Diluted Earnings Per Share amount for 2021 represents the earnings per diluted share reflected in the Company’s audited financial statements adjusted for merger-related
expenses, a
non-GAAP
measure. A reconciliation of this
non-GAAP
measure is set forth below for 2023 and 2021.

“Core” Diluted Earnings Per Share	For the Year Ended December 31, 2023

(Dollars in thousands)

Net Earnings Allocated to Common Shareholders (GAAP) (a)	$365,434

Plus: FDIC “special assessment,” net of tax	9,476

“Core” Net Earnings Allocated to Common Shareholders (non-GAAP) (b)	$374,910

Average Diluted Shares Outstanding (GAAP) (c)	134,753,820

Earnings Per Diluted Common Share (GAAP) [(a)/(c)]	$2.71

“Core” Diluted Earnings Per Share (non-GAAP) [(b)/(c)]	$2.78

“Core” Diluted Earnings Per Share	For the Year Ended December 31, 2021

(Dollars in thousands)

Net Earnings Allocated to Common Shareholders (GAAP) (a)	$366,696

Plus: Merger-related expense, net of tax	17,017

“Core” Net Earnings Allocated to Common Shareholders (non-GAAP) (b)	$383,713

Average Diluted Shares Outstanding (GAAP) (c)	129,512,853

Earnings Per Diluted Common Share (GAAP) [(a)/(c)]	$2.83

“Core” Diluted Earnings Per Share (non-GAAP) [(b)/(c)]	$2.96

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years for the Company and the Peer Group.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
$8
$7
$6
$5
$4
$3
$2
$1
$0
TSR (12/31/2020 Indexed to $100)
$160
$140
$120
$100
$80
$60
$40
$20
$0
$139.69
$135.02
$130.80
$136.31
$145.17
$100.00
$116.35
$114.04
$106.43
$124.24
$129.49
$100.00
$6.3
$2.1
$5.2
$3.0
$2.0
$3.7
$2.3
$4.6
$2.7
$7.0
$4.1
2020
2021
2022
2023
2024
2025
Fiscal Year
Richard M. Adams Compensation Actually Paid
Richard M. Adams Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
United Bankshares, Inc. TSR
NASDAQ Bank Index TSR

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
$0
$1
$2
$3
$4
$5
$6
$7
$8
Net Income ($ Millions)
$0
$50
$100
$150
$200
$250
$300
$350
$400
$450
$500
$6.3
$2.1
$5.2
$3.0
$2.0
$3.7
$2.3
$4.6
$2.7
$7.0
$4.1
$368
$380
$366
$373
$465
2021
2022
2023
2024
2025
Fiscal Year
Richard M. Adams Compensation Actually Paid
Richard M. Adams Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
United Bankshares, Inc. Net Income

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and “Core” Diluted Earnings Per Share
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our “Core” Diluted Earnings Per Share during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus "Core" Diluted Earnings Per Share
Compensation Actually Paid ($ Millions)
$8
$7
$6
$5
$4
$3
$2
$1
$0
"Core" Diluted Earnings Per Share
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.96
$2.80
$2.78
$2.75
$3.27
$6.3
$2.1
$5.2
$3.0
$2.0
$3.7
$2.3
$4.6
$2.7
$7.0
$4.1
2021
2022
2023
2024
2025
Fiscal Year
Richard M. Adams Compensation Actually Paid
Richard M. Adams Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
"Core" Diluted Earnings Per Share

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Financial Performance Measures

“Core” Diluted Earnings Per Share

Adjusted Return on Average Assets

Non-Performing Assets Ratio

Adjusted Return on Average Tangible Common Equity

2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding the number and term of stock option and restricted stock awards for each of the NEOs as of December 31, 2025.

Name	Grant Date	Option Awards			Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Richard M. Adams	02/27/17	49,519	$45.30	02/27/27	—	—	—	—
	02/26/18	49,519	$37.60	02/26/28	—	—	—	—
	02/25/19	33,910	$38.49	02/25/29	—	—	—	—
	02/24/20	66,124	$32.51	02/24/30	—	—	—	—
	02/23/23	—	—	—	5,068	$194,611	22,804	$ 875,674
	02/22/24	—	—	—	17,286	$663,782	38,892	$1,493,453
	02/20/25	—	—	—	25,077	$962,957	37,615	$1,444,416
Richard M. Adams, Jr.	02/27/17	16,060	$45.30	02/27/27	—	—	—	—
	02/26/18	16,060	$37.60	02/26/28	—	—	—	—
	02/25/19	11,613	$38.49	02/25/29	—	—	—	—
	02/24/20	22,142	$32.51	02/24/30	—	—	—	—
	02/23/23	—	—	—	5,410	$207,744	24,341	$ 934,694
	02/22/24	—	—	—	19,403	$745,075	43,655	$1,676,352
	02/20/25	—	—	—	29,916	$1,148,774	44,873	$1,723,123
James J. Consagra, Jr.	02/27/17	16,060	$45.30	02/27/27	—	—	—	—
	02/26/18	16,060	$37.60	02/26/28	—	—	—	—
	02/25/19	11,613	$38.49	02/25/29	—	—	—	—
	02/24/20	22,142	$32.51	02/24/30	—	—	—	—
	02/23/23	—	—	—	4,427	$169,997	19,912	$ 764,621
	02/22/24	—	—	—	12,573	$482,803	28,289	$1,086,298
	02/20/25	—	—	—	19,581	$751,910	29,372	$1,127,885
W. Mark Tatterson	02/27/17	12,453	$45.30	02/27/27	—	—	—	—
	02/26/18	12,453	$37.60	02/26/28	—	—	—	—
	02/25/19	9,290	$38.49	02/25/29	—	—	—	—
	02/24/20	17,714	$32.51	02/24/30	—	—	—	—
	02/23/23	—	—	—	2,929	$112,474	13,177	$ 505,997
	02/22/24	—	—	—	8,325	$319,680	18,728	$ 719,155
	02/20/25	—	—	—	12,250	$470,400	18,376	$ 705,638
Darren K. Williams	02/27/17	7,603	$45.30	02/27/27	—	—	—	—
	02/26/18	7,603	$37.60	02/26/28	—	—	—	—
	02/25/19	5,419	$38.49	02/25/29	—	—	—	—
	02/24/20	10,869	$32.51	02/24/30	—	—	—	—
	02/23/23	—	—	—	1,348	$51,763	6,057	$ 232,589
	02/22/24	—	—	—	3,711	$142,502	8,348	$ 320,563
	02/20/25	—	—	—	5,461	$209,702	8,191	$ 314,534

Footnotes:

(1)	All options were earned and exercisable as of December 31, 2025.

(2)

The awards of time-based restricted stock units granted in 2025, 2024, and 2023 vest equally over a three-year period ending on February 20, 2028, February 22, 2027, and February 23, 2026, respectively. See the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for a description of the terms of these awards.

(3)	The market value is calculated by multiplying the number of restricted stock units that has not vested by the price per share of the Company’s stock on December 31, 2025 ($38.40 per share).

(4)

The awards of performance-based restricted stock units granted in 2025, 2024, and 2023 cliff-vest after assessment of Company performance over the three-year periods from 2025-2027, 2024-2026 and 2023-2025, respectively. The number of performance-based restricted stock units that vest is determined by the Company’s three-year performance against the applicable performance metrics measured relative to peers. See the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for a description of the terms of these awards.

2025 Option Exercises and Stock Vested

The following table sets forth certain information regarding individual stock option exercises and stock awards vested during 2025 by each of the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Richard M. Adams	33,300	$149,517	50,610	$1,798,173

Richard M. Adams, Jr.	11,100	$ 49,839	29,768	$1,057,657

James J. Consagra, Jr.	11,100	$ 49,839	25,368	$901,325

W. Mark Tatterson	9,130	$ 40,994	19,233	$683,348

Darren K. Williams	5,000	$ 22,450	11,042	$392,322

Footnotes:

(1)	Value determined by subtracting the exercise price per share from the market value of the common stock on the date of exercise.

(2)	Total value realized on vesting is equal to the number of shares acquired on vesting multiplied by the market price of the underlying securities on the vesting date of February 24, 2025 ($35.53).

2025 Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each director who served on United’s Board of Directors in 2025 except for Messrs. Richard M. Adams and Richard M. Adams, Jr. whose compensation as NEOs of the Company is presented in the Summary Compensation Table on page 44. Messrs. Richard M. Adams and Richard M. Adams, Jr. are not compensated for their board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)	Total ($)

Charles L. Capito, Jr. (6)	$83,000	$70,010	—	—	—	—	$153,010

Peter A. Converse (1) (6)	$76,750	$70,010	—	—	—	$120,000	$266,760

Sara DuMond (6)	$72,500	$70,010	—	—	—	—	$142,510

Michael P. Fitzgerald (2)	—	—	—	—	—	$347,640	$347,640

Dr. Patrice A. Harris (6)	$80,000	$70,010	—	—	—	—	$150,010

Diana Lewis Jackson (6)	$77,750	$70,010	—	—	—	—	$147,760

J. Paul McNamara (3)(6)	$108,750	$70,010	—	—	—	—	$178,760

Mark R. Nesselroad (6)	$122,500	$70,010	—	—	—	—	$192,510

Lacy I. Rice, III (6)	$80,750	$70,010	—	—	—	—	$150,760

Albert H. Small, Jr. (6)	$74,000	$70,010	—	—	—	—	$144,010

Mary K. Weddle (6)	$90,500	$70,010	—	—	—	—	$160,510

Gary G. White (6)	$119,000	$70,010	—	—	—	—	$189,010

P. Clinton Winter (6)	$131,000	$70,010	—	—	—	—	$201,010

Footnotes:

(1)	Mr. Converse’s “Other Compensation” consists of $120,000 received for services performed under a contract as an independent contractor.

(2)

Mr. Fitzgerald’s “Other Compensation” includes a salary from United of $300,000, company contributions to his 401(K) Plan, life insurance, health and disability coverage premiums as well as perquisites of $20,334 which Mr. Fitzgerald received in his capacity as Vice Chairman of United Bank in 2025. Mr. Fitzgerald’s perquisites consisted of country club memberships and the personal use of a Company automobile.

(3)

Mr. McNamara received payments in 2025 under United’s defined benefit plan ($11,755 in the aggregate) and a SERP Agreement that United assumed in the acquisition of Sequoia Bancshares, Inc. ($258,555 in the aggregate). As these amounts were earned for Mr. McNamara’s services as an employee of an acquired company, they are not included in the table above.

(4)

Compensation amounts reflect the grant date fair value of restricted stock awarded in accordance with FASB ASC Topic 718. The compensation amount was calculated using a closing stock price of $36.77 on the grant date of February 20, 2025.

(5)	Change in the value of the director’s Pension and SERP during the year of 2025. For Mr. McNamara, his Pension value decreased $3,992 and his SERP value decreased $196,488.

(6)

As of December 31, 2025, all directors reflected in this table, except for Dr. DuMond held 3,559 unvested shares of restricted stock. Dr. DuMond had 2,271 unvested shares of restricted stock as of December 31, 2025. Mr. Fitzgerald had no unvested shares of restricted stock as of December 31, 2025.

Each director of the Company, except for Messrs. Adams, Adams, Jr., and Fitzgerald, receives an annual retainer fee of $55,000 regardless of United Board Meeting attendance and $2,500 for each United Board Meeting attended or $1,250 if attended by conference call or virtually. In addition, each director of the

Company, except for Messrs. Adams, Adams, Jr., and Fitzgerald, receives restricted stock awards with a total grant date fair value of $70,000 annually under the terms of the 2020 LTI Plan. Restricted shares granted to the directors have a three-year time-based vesting period. Recipients of restricted shares do not pay any consideration to United for the shares, have the right to vote all shares subject to such grant and receive all dividends with respect to such shares, whether or not the shares have vested. Messrs. Adams, Adams, Jr., and Fitzgerald receive no compensation for their United board service. As members of United Bank’s Board of Advisors (“Advisory Board”), Messrs. Capito, Converse, Rice, and Small and Mses. Lewis Jackson and Weddle, each receive a fee of $1,000 for each Advisory Board meeting attended or $500 if attended by conference call or virtually.

Each director who serves on the Executive, Audit, Compensation and Human Capital, Risk, and Governance and Nominating Committees receives a fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually except for Messrs. Adams, Adams, Jr., and Fitzgerald. Messrs. Adams, Adams, Jr., and Fitzgerald receive no compensation for serving on any committee. Mr. White, as Chairman of the Audit Committee, receives a retainer payment of $6,000 per quarter without regard to committee meeting attendance in addition to the fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually. Mr. Winter, as Chairman of the Compensation and Human Capital Committee, receives a retainer payment of $3,000 per quarter without regard to committee meeting attendance in addition to the fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually. As Chairman of the Governance and Nominating Committee, Mr. McNamara receives a retainer payment of $3,000 per quarter without regard to committee meeting attendance in addition to the fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually. Mr. Nesselroad, as Chairman of the Risk Committee, receives a retainer payment of $5,000 per quarter without regard to committee meeting attendance in addition to the fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually. Mr. Winter, as Lead Director of the independent directors of the Board, receives a retainer payment of $6,000 per quarter without regard to meeting attendance. Directors are reimbursed for meeting attendance expenses in accordance with the Board’s reimbursement policy.

On November 24, 2008, the Board of Directors approved a Deferred Compensation Plan (the “DCP”) for the Directors of United as well as for the directors of its banking subsidiary, United Bank. This DCP was drafted to be compliant with Internal Revenue Code Section 409A. Under the DCP, any director may defer all or any portion of his or her fees for board service. A participant’s deferral account will be held in trust by United until distribution. Amounts deferred under the DCP will be payable 12 months after separation from service in either a single lump sum payment or equal monthly, quarterly or annual installment payments over a period of not more than five years.

Mr. Converse entered into an Independent Contractor Agreement with United Bank effective April 1, 2016. The Independent Contractor Agreement has an initial one-year term which extends for additional one-year periods unless terminated by either party at any time on 30 days’ notice. Compensation under the Independent Contractor Agreement is $120,000 per year to be paid in equal semi-monthly installments.

On June 3, 2016, Mr. Fitzgerald entered into an Amended and Restated Employment Agreement with United and United Bank pursuant to which Mr. Fitzgerald agreed to serve as the Vice Chairman of United Bank at an annual base salary of $300,000. The original term of the Amended and Restated Employment Agreement was for two years. In May of 2018, Mr. Fitzgerald agreed to serve as President of United Bank at the same annual base salary of $300,000. Mr. Fitzgerald is entitled under his Amended and Restated Employment Agreement to a retention bonus of $739,200 payable over a period of twenty-three (23) months beginning thirteen (13) months after a separation from service. Effective April 1, 2022, Mr. Fitzgerald agreed to serve as Vice Chairman of United Bank upon appointment of a new President to United Bank.

REPORT OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE ON EXECUTIVE COMPENSATION
Compensation and Human Capital Committee Report
The following Compensation and Human Capital Committee Report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that United specifically incorporates it by reference into such filing.
The Compensation and Human Capital Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation
S-K
with management and, based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation and Human Capital Committee

Dr. Patrice A. Harris	J. Paul McNamara
Mark R. Nesselroad	Gary G. White
P. Clinton Winter, Chairman
Compensation and Human Capital Committee Interlocks and Insider Participation
The Compensation and Human Capital Committee consists of the following members: Dr. Patrice A. Harris, J. Paul McNamara, Mark R. Nesselroad, Gary G. White and P. Clinton Winter. No member of the Compensation and Human Capital Committee was a member or officer of the Company or any of its subsidiaries during 2025 or was formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company has served as a member of the Compensation and Human Capital Committee or as a director of any other entity whose executive officers have served on the Compensation and Human Capital Committee of the Company or has served as a director of the Company. In addition, no member of the Compensation and Human Capital Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation
S-K
under the Exchange Act.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
In response to Item 402(x)(1) of Regulation
S-K,
we do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing.

Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by our directors, officers and employees, and by the Company itself. We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our insider trading policies and procedures were filed as Exhibit 19.1 to the 2025 Annual Report.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
Stock Transfers
United Bankshares, Inc. common stock is listed on the NASDAQ Global Select Market. The quotation symbol is “UBSI”.
Shareholder Proposals for 2027 Annual Meeting
Shareholder Proposals for Inclusion in Proxy Statement
. Presently, the next annual meeting of United shareholders is scheduled for May 17, 2027. Under the Rule
14a-8
of the Securities Exchange Act of 1934, any shareholder proposals to be presented at the 2027 Annual Meeting must be received at the principal office of United no later than December 2, 2026 for inclusion in the proxy statement and form of proxy relating to the 2027 Annual Meeting. If the scheduled date for the 2027 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received. We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.
Shareholder Proposals for Presentation at 2027 Annual Meeting
.
In order to be considered for possible action by shareholders at the 2027 Annual Meeting, any shareholder proposal that is not included in the Company’s proxy statement pursuant to Rule
14a-8
under the Securities Exchange Act of 1934 must be submitted to the principal office of United by February 15, 2027, which is 45 calendar days before the one-year
anniversary of the date United released the previous year’s annual proxy statement to shareholders. If notice is not provided by February 15, 2027, the proposal will be considered untimely and, if presented at the 2027 Annual Meeting, the persons named in the Company’s proxy for the 2027 Annual Meeting will be able to exercise discretionary authority to vote on any such proposal to the fullest extent authorized by Rule
14a-4(c)
under the Securities Exchange Act of 1934, as amended.
All shareholder proposals must comply with Rule
14a-8
under the Securities Exchange Act of 1934, as amended, as well as United’s Restated Bylaws.
Nomination of Directors
Shareholder nominations for Directors may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 4 of the Restated Bylaws of United, which section, in full, is set forth as follows:
Section 4. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman, Chief Executive Officer or President no later than ten (10) days from the date the notice on the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.
In addition to satisfying the foregoing requirements under the Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule
14a-19
under the Exchange Act no later than March 15, 2027 for the 2027 Annual Meeting.
Shareholder Account Maintenance
Computershare acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by either contacting:

Computershare	or	United Bankshares, Inc.
P.O. Box 43006		Shareholder Relations Department
Providence, Rhode Island 02940		501 Avery Street
(888) 470-5886		Parkersburg, West Virginia 26101
www.computershare.com/investor		(304) 424-8633
Shareholder Communications
Shareholders of United may communicate with the Board of Directors, including non-management
directors, by sending a letter to UBSI Board of Directors, c/o W. Mark Tatterson, Chief Financial Officer, 514 Market Street, Parkersburg, WV 26101. Communications sent by qualified shareholders for proper, non-commercial
purposes will be transmitted to the Board of Directors or appropriate committee as soon as practicable.
If the personnel responsible for receiving and processing the communications determine that the substance of the communication is not of a type that is appropriate for delivery to the Board of Directors, the personnel will take the following action:

•
if the communication is in respect of an individual grievance or other interest that is personal to the party submitting the communication, the personnel shall determine if there exists a standing body or department of the Company which is authorized to deal with communications of this type and, if so, shall forward the communication to that body or department, and shall inform the person submitting the communication of this action; otherwise, the personnel shall take no further action with respect to such communication;

•
if the communication appears to advocate United’s engaging in illegal activity, the personnel shall refer the communication to counsel, which may be counsel in United’s legal department, and if counsel confirms this assessment, the personnel shall take no further action with respect to such communication;

•
if the communication appears to contain offensive, scurrilous or abusive content, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication; and

•
if the communication appears to have no rational relevance to the business or operations of United, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication.

If a communication is not presented to the directors because the personnel responsible for receiving and processing the communications deems that it is not appropriate for delivery to the directors under these procedures, that communication must nonetheless be made available to any director to whom it was directed and who wishes to review it.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form
10-K
for 2025. Requests for copies of such report should be directed to Shareholder Relations Department, United Bankshares, Inc., 501 Avery Street, Parkersburg, West Virginia 26101.

Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.
By Order of the Board of Directors

Richard M. Adams
Executive Chairman
April 1, 2026

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time on May 12, 2026.
For the Employee plan (401K) votes submitted electronically must be received by 5:00 p.m., Eastern Time on May 7, 2026.
Online Go to www.investorvote.com/UBSI or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/UBSI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
01 -Richard M. Adams	02 -Richard M. Adams, Jr.	03 - Charles L. Capito, Jr.	04 -Peter A. Converse
05 - Sara DuMond, MD, FAAP	06 - Michael P. Fitzgerald	07 - Patrice A. Harris, MD, MA, FAPA	08 - Diana Lewis Jackson
09 - Mark R. Nesselroad	10 - Lacy I. Rice, III	11 - Albert H. Small, Jr.	12 - Mary K. Weddle
13 - Gary G. White	14 - P. Clinton Winter

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2026.	☐	☐	☐	3. To approve, on an advisory basis, the compensation of United’s named executive officers.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OF POSTPONEMENTS THEREOF.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

1 P C F

048LWB

Annual Meeting of United Bankshares, Inc.

The 2026 Annual Meeting of Shareholders of United Bankshares, Inc. will be held on

Wednesday, May 13, 2026 at 4:00 p.m. Eastern Time

Congressional Country Club, 8500 River Road, Bethesda, MD

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON May 13, 2026.

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Annual Report, are available free of charge on the following website: www.ubsi-inc.com

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/UBSI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/CONFIDENTIAL VOTING INSTRUCTION FOR 2026 ANNUAL SHAREHOLDERS’ MEETING

The undersigned shareholder(s) of United Bankshares, Inc., does hereby nominate, constitute and appoint James J. Consagra, Jr. and W. Mark Tatterson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on March 5, 2026, at the 2026 Annual Meeting of Shareholders to be held on May 13, 2026 at 4:00 p.m., Eastern Time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 1, 2026, and hereby revokes all proxies previously given by the undersigned for said meeting.

DIRECTION TO THE TRUSTEE OF UNITED BANKSHARES, INC. SAVINGS AND STOCK INVESTMENT PLAN, ESOP FEATURE

The undersigned participant in or, if applicable, beneficiary under, the United Bankshares, Inc., Savings and Stock Investment Plan, ESOP Feature (“ESOP” or “Plan”) does hereby direct the Trustee of the ESOP to vote the shares of United Bankshares, Inc. common stock allocated to his or her account(s) in the ESOP as follows: The Trustee will follow the directions of each Participant with respect to the voting of the whole and fractional shares of United Bankshares, Inc. Common Stock held in such Participant’s Plan Account, provided that such directions are received by the Trustee by the close of business at least three business (3) days prior to the time such shares must be voted. Any such direction by a Participant to the Trustee shall be effective as of the date such direction is received by the Trustee. Each Participant shall be permitted to revoke or change such direction, provided such revocation or change is received by the Trustee by the close of business at least three business (3) days prior to the time such shares of United Bankshares, Inc. Common Stock must be voted.

The Board of Directors recommends a vote “FOR” all nominees listed and a vote “FOR” Proposals 2 and 3. If no direction is given, this proxy/confidential voting instruction will be voted “FOR” the listed nominees in proposal 1 and “FOR” proposals 2 and 3. Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.